                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                                                      Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                      Reg No. 333-130545

                              ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                           $532,215,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-HE3

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                           WILSHIRE CREDIT CORPORATION
                                    SERVICER

                               LASALLE BANK, N.A.
                                     TRUSTEE

                                 JUNE [7], 2006

        Recipients should read the information contained in the Important
          Notices section following the cover page of this Free Writing
                                   Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

       Recipients should read the information contained in the Important
          Notices section following the cover page of this Free Writing
                                   Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                                   TERM SHEET
                                 JUNE [7], 2006
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-HE3
                           $532,215,000 (APPROXIMATE)
                               SUBJECT TO REVISION

                                                                                           EXPECTED   STATED
                                      WAL (YRS)     PAYMENT WINDOW                           FINAL     FINAL       EXPECTED
              APPROX                  (CALL(4)/        (CALL(4)/      PAYMENT   INTEREST   MATURITY  MATURITY      RATINGS
  CLASS    SIZE ($)(6)     COUPON     MATURITY)        MATURITY)       DELAY     ACCRUAL      (4)       (5)    (MOODY'S / S&P)
---------  -----------  -----------  -----------  ------------------  -------  ----------  --------  --------  ---------------
                        LIBOR + [_]
CLASS A-1  212,657,000    (1), (2)   1.00 / 1.00     1 - 21 / 1 - 21     0     Actual/360  Mar-2008  Jun-2037    Aaa / [AAA ]
                        LIBOR + [_]
CLASS A-2   88,758,000    (1), (2)   2.00 / 2.00   21 - 28 / 21 - 28     0     Actual/360  Oct-2008  Jun-2037    Aaa / [AAA ]
                        LIBOR + [_]
CLASS A-3   93,192,000    (1), (2)   3.46 / 3.46   28 - 72 / 28 - 72     0     Actual/360  Jun-2012  Jun-2037    Aaa / [AAA ]
                        LIBOR + [_]
CLASS A-4   33,212,000    (1), (2)   6.25 / 8.73  72 - 75 / 72 - 177     0     Actual/360  Sep-2012  Jun-2037    Aaa / [AAA]
                        LIBOR + [_]
CLASS M-1   20,990,000    (1), (3)   4.76 / 5.28  47 - 75 / 47 - 153     0     Actual/360  Sep-2012  Jun-2037    Aa1 / [AA+]
                        LIBOR + [_]
CLASS M-2   19,333,000    (1), (3)   4.60 / 5.09  44 - 75 / 44 - 146     0     Actual/360  Sep-2012  Jun-2037     Aa2 / [AA]
                        LIBOR + [_]
CLASS M-3   11,047,000    (1), (3)   4.51 / 4.99  42 - 75 / 42 - 139     0     Actual/360  Sep-2012  Jun-2037     Aa3 / [AA]
                        LIBOR + [_]
CLASS M-4   10,495,000    (1), (3)   4.47 / 4.93  41 - 75 / 41 - 133     0     Actual/360  Sep-2012  Jun-2037     A1 / [AA-]
                        LIBOR + [_]
CLASS M-5    9,666,000    (1), (3)   4.43 / 4.87  40 - 75 / 40 - 128     0     Actual/360  Sep-2012  Jun-2037     A2 / [A+]
                        LIBOR + [_]
CLASS M-6    9,114,000    (1), (3)   4.41 / 4.82  39 - 75 / 39 - 122     0     Actual/360  Sep-2012  Jun-2037      A3 / [A]
                        LIBOR + [_]
CLASS B-1    9,114,000    (1), (3)   4.38 / 4.76  39 - 75 / 39 - 115     0     Actual/360  Sep-2012  Jun-2037    Baa1 / [A-]
                        LIBOR + [_]
CLASS B-2    7,733,000    (1), (3)   4.36 / 4.68  38 - 75 / 38 - 107     0     Actual/360  Sep-2012  Jun-2037   Baa2 / [BBB+]
                        LIBOR + [_]
CLASS B-3    6,904,000    (1), (3)   4.35 / 4.59   38 - 75 / 38 - 98     0     Actual/360  Sep-2012  Jun-2037    Baa3 / [BBB]
           -----------
   TOTAL:  532,215,000
           ===========

1)   Subject to the Available Funds Cap and the Maximum Rate Cap

2) If the 10% optional termination is not exercised on the first Distribution Date following the Distribution Date on which it is exercisable, the margin on each of the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates will increase to 2x its respective margin.

3) If the 10% optional termination is not exercised on the first Distribution Date following the Distribution Date on which it is exercisable, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates will increase to 1.5x its respective margin.

4) The Certificates will be priced at 20% HEP for the fixed rate mortgage loans and at 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter) for the adjustable rate mortgage loans. Subject to a maximum prepayment speed of 95% CPR. Assumes 10% optional termination occurs.

5)   Latest maturity date for any mortgage loan plus one year.

6) The approximate size subject to a permitted variance in the aggregate of plus or minus 10%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659      scott_soltas@ml.com
Brian Kane                    212-449-3660      brian_f_kane@ml.com
Charles Sorrentino            212-449-3659      charles_sorrentino@ml.com
Colin Sheen                   212-449-3659      colin_sheen@ml.com
Edgar Seah                    + 813-6225-7803   edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752      matthew_whalen@ml.com
Paul Park                     212-449-6380      paul_park@ml.com
Tim Loughlin                  212-449-1646      timothy_loughlin@ml.com
Tom Saywell                   212-449-2122      tom_saywell@ml.com
Alan Chan                     212-449-8140      alan_chan@ml.com
Fred Hubert                   212-449-5071      fred_hubert@ml.com
Alice Chu                     212-449-1701      alice_chu@ml.com
Sonia Lee                     212-449-5067      sonia_lee@ml.com
Tol Ho                                          tol_ho@ml.com
Keith Singletary              212-449-9431      keith_singletary@ml.com
Calvin Look                   212-449-5029      Calvin_look@ml.com
Yimin Ge                      212-449-9401      Yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901      Hoiyee_leung@ml.com
Mark Dereska                  212-449-1008      mark_dereska@ml.com

MOODY'S
Gulmira Karaguishiyeva        201-395-6354      gulmira.karaguishiyeva@moodys.com

STANDARD & POOR'S
Sharif Mahdavian              212-438-2412      Sharif.mahdavian@standardandpoors.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

TITLE OF CERTIFICATES            Merrill Lynch Mortgage Investors, Inc.,
                                 Mortgage Loan Asset-Backed Certificates Series
                                 2006-HE3, consisting of:

                                 Class A-1, Class A-2, Class A-3 and Class A-4
                                 Certificates, (collectively, the "Class A
                                 Certificates"),

                                 Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5 and Class M-6 Certificates
                                 (collectively, the "Class M Certificates"),

                                 Class B-1, Class B-2, Class B-3 Certificates
                                 (collectively, the "Class B Certificates"),

                                 The Class M and Class B Certificates are collectively known as the "Subordinate
                                 Certificates". The Class A Certificates, the
                                 Class M Certificates and the Class B
                                 Certificates are collectively known as the "Offered Certificates".

UNDERWRITER                      Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY                   Merrill Lynch Mortgage Investors Trust, Series
                                 2006-HE3

SELLER AND SPONSOR               Merrill Lynch Mortgage Lending, Inc.

SERVICER                         Wilshire Credit Corporation

TRUSTEE                          LaSalle Bank, N.A.

SWAP COUNTERPARTY                [To be determined]

CAP PROVIDER                     [To be determined]

CUT-OFF DATE                     June 1, 2006

PRICING DATE                     On or about June [8], 2006

CLOSING DATE                     On or about June [22], 2006

DISTRIBUTION DATES               Distribution of principal and interest on the
                                 Certificates will be made on the 25th day of
                                 each month or, if such day is not a business
                                 day, on the first business day thereafter,
                                 commencing in July 2006.

ERISA CONSIDERATIONS             The Offered Certificates will be ERISA eligible
                                 as of the Closing Date. However, while any
                                 interest rate swap agreement is in effect,
                                 employee benefit plans or other retirement
                                 arrangements may not acquire the certificates
                                 covered thereby unless such acquisition and
                                 holding is covered by and exempt under one of
                                 the investor-based exemptions issued by the
                                 Department of Labor. Investors should consult
                                 with their counsel with respect to the
                                 consequences under ERISA and the Internal
                                 Revenue Code of an ERISA Plan's acquisition and
                                 ownership of such Offered Certificates.

LEGAL INVESTMENT                 The Offered Certificates will not constitute
                                 "mortgage-related securities" for the purposes
                                 of SMMEA.

TAX STATUS                       For federal income tax purposes, the Trust Fund
                                 will include two or more segregated asset
                                 pools, with respect to which elections will be
                                 made to treat each as a "real estate mortgage
                                 investment conduit" ("REMIC").

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

OPTIONAL TERMINATION             The Trustee will be required to effect an
                                 auction of the assets of the Issuing Entity
                                 when the aggregate stated principal balance of
                                 the Mortgage Loans is less than or equal to 10%
                                 of the aggregate stated principal balance of
                                 the Mortgage Loans as of the Cut-Off Date. The
                                 auction will be effected via a solicitation of
                                 bids from at least three bidders. Any such
                                 auction will result in the termination of the
                                 Trust Fund only if the highest bid received is
                                 at least equal to the sum of (i) the aggregate
                                 outstanding principal balance of the Mortgage
                                 Loans, plus accrued interest on the Mortgage
                                 Loans, (ii) any unreimbursed out-of-pocket
                                 costs and expenses and the principal portion of
                                 Advances, in each case previously incurred by
                                 the Servicer in the performance of its
                                 servicing obligations, (iii) any Net Swap
                                 Payment or any swap termination payment owed to
                                 the Swap Counterparty pursuant to the Swap
                                 Contract in the event that the Issuing Entity
                                 is the defaulting party or an affected party
                                 under the Swap Contract, (iv) certain amounts
                                 described in the Prospectus Supplement, and (v)
                                 the costs incurred by the Trustee in connection
                                 with such auction.

MORTGAGE LOANS                   The mortgage loans will consist of fixed and
                                 adjustable rate, first and second lien,
                                 sub-prime mortgage loans ("Mortgage Loans")
                                 serviced by Wilshire Credit Corporation and
                                 underwritten in accordance with the
                                 underwriting guidelines of 13 different
                                 originators. Approximately 48.86%, 22.78% and
                                 12.03% were underwritten in accordance with the
                                 underwriting guidelines of First NLC, Lime
                                 Financial and Lender's Direct, respectively.
                                 The remaining Mortgage Loans were originated by
                                 10 different originators, none of which
                                 originated mortgage loans representing more
                                 than approximately 10.00% of the Mortgage
                                 Loans. The information described herein is
                                 based on a pool of Mortgage Loans having an
                                 aggregate principal balance of approximately
                                 $552,381,273 as of the Cut-Off Date.

TOTAL DEAL SIZE                  Approximately $532,215,000

ADMINISTRATIVE FEES              The Servicer and the Trustee will be paid fees
                                 aggregating 50 bps per annum (payable monthly)
                                 on the stated principal balance of the Mortgage
                                 Loans.

CREDIT ENHANCEMENTS              1.   Excess interest

                                 2.   Over-Collateralization

                                 3.   Subordination
                                 4.   Net Swap Payments received from the Swap
                                      Counterparty (if any)

EXCESS INTEREST                  Excess interest cashflow will be available as
                                 credit enhancement.

OVER-COLLATERALIZATION           The over-collateralization ("O/C") amount is
                                 equal to the excess of the aggregate principal
                                 balance of the Mortgage Loans over the
                                 aggregate principal balance of the
                                 Certificates. On the Closing Date, the
                                 over-collateralization amount will equal
                                 approximately 3.65% of the aggregate principal
                                 balance of the Mortgage Loans as of the Cut-Off
                                 Date. To the extent the over-collateralization
                                 amount is reduced below the
                                 over-collateralization target amount (i.e.,
                                 3.65% of the aggregate principal balance of the
                                 Mortgage Loans as of the Cut-Off Date), excess
                                 cashflow will be directed to build O/C until
                                 the over-collateralization target amount is
                                 restored.

                                 Initial: Approximately 3.65% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 Target: 3.65% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
                                 Date before stepdown, 7.30% of current balance of the Mortgage Loans on or after stepdown

                                 Floor: 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                      (PRELIMINARY AND SUBJECT TO REVISION)

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

SUBORDINATION (1):    CLASSES    RATING (M/S)   SUBORDINATION
------------------   ---------   ------------   -------------
                      Class A      Aaa/[AAA]        22.55%
                     Class M-1     Aa1/[AA+]        18.75%
                     Class M-2      Aa2/[AA]        15.25%
                     Class M-3      Aa3/[AA]        13.25%
                     Class M-4      A1/[AA-]        11.35%
                     Class M-5      A2/[A+]          9.60%
                     Class M-6       A3/[A]          7.95%
                     Class B-1     Baa1/[A-]         6.30%
                     Class B-2    Baa2/[BBB+]        4.90%
                     Class B-3     Baa3/[BBB]        3.65%

CLASS SIZES:          CLASSES    RATING (M/S)   CLASS SIZES
------------         ---------   ------------   -----------
                      Class A      Aaa/[AAA]       77.45%
                     Class M-1     Aa1/[AA+]        3.80%
                     Class M-2      Aa2/[AA]        3.50%
                     Class M-3      Aa3/[AA]        2.00%
                     Class M-4      A1/[AA-]        1.90%
                     Class M-5      A2/[A+]         1.75%
                     Class M-6       A3/[A]         1.65%
                     Class B-1     Baa1/[A-]        1.65%
                     Class B-2    Baa2/[BBB+]       1.40%
                     Class B-3     Baa3/[BBB]       1.25%

(1) The subordination includes the initial over-collateralization level of approximately 3.65%.

INTEREST ACCRUAL                 Interest on the Offered Certificates will
                                 initially accrue from the Closing Date to (but
                                 excluding) the first Distribution Date, and
                                 thereafter, from the prior Distribution Date to
                                 (but excluding) the current Distribution Date,
                                 on an actual/360 basis.

COUPON STEP UP                   If the 10% optional termination does not occur,
                                 the first distribution date following the
                                 Distribution Date on which it is possible, (i)
                                 the margin on the Class A Certificates will
                                 increase to 2x its respective margin, (ii) the
                                 margin on each of the Subordinate Certificates
                                 will increase to 1.5x its respective margin.

SWAP CONTRACT                    The supplemental interest trust will include a
<PRELIMINARY AND SUBJECT TO      swap derivative contract for the benefit of the
REVISION>                        Certificates (the "Swap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, (ii) diminish
                                 basis risk associated with the hybrid
                                 adjustable-rate mortgage loans and (iii)
                                 provide additional credit enhancement in
                                 respect of the Certificates. On each
                                 Distribution Date, the supplemental interest
                                 trust will be required to make payments to the
                                 Swap Counterparty based on the applicable fixed
                                 rate and on the applicable notional balance for
                                 the Distribution Date specified in the schedule
                                 hereto and the supplemental interest trust will
                                 be entitled to receive payments from the Swap
                                 Counterparty based on one-month LIBOR and the
                                 applicable notional balance for the
                                 Distribution Date specified in the schedule
                                 hereto. The payments from the supplemental
                                 interest trust to the Swap Counterparty and
                                 from the Swap Counterparty to the supplemental
                                 interest trust on each Distribution Date will
                                 be netted so that only the net payment (the
                                 "Net Swap Payment") will be paid by the party
                                 owing the higher of the two payments on such
                                 Distribution Date. Any Net Swap Payment
                                 received from the Swap Counterparty will be
                                 available to pay interest on the relevant
                                 Distribution Date.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

AVAILABLE FUNDS CAPS             Offered Certificates: The per annum rate equal
                                 to 12 times the excess of (A) the quotient of
                                 (x) the total scheduled interest based on the
                                 Net Mortgage Rates in effect on the related due
                                 date, and (y) the aggregate principal balance
                                 of the Mortgage Loans as of the first day of
                                 the applicable accrual period, over (B) the
                                 quotient of (i) the Net Swap Payment, if any,
                                 owed to the Swap Counterparty, and (ii) the
                                 aggregate principal balance of the Mortgage
                                 Loans as of the first day of the applicable
                                 accrual period, multiplied by 30 and divided by
                                 the actual number of days in the related
                                 accrual period.

                                 "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees.

CAP CONTRACTS                    The Class A and the Subordinate Certificates
                                 will each have the benefit of one of the two
                                 cap contracts as specified below:

                                                                                   BEGINNING        1ML STRIKE,
                                          CLASS             NUMBER OF MONTHS   DISTRIBUTION DATE   UPPER COLLAR
                                          -----             ----------------   -----------------   ------------
                                   Class A Certificates             6              July 2006           9.37%
                                 Subordinate Certificates           6              July 2006           9.08%

                                 Payments received on the related cap contract will be available to pay amounts to the holders of the Certificates, in respect of shortfalls arising as a result of the applicable Available
                                 Funds Cap, as described herein (except to the extent attributable to the fact that Realized
                                 Losses are not allocated to the Class A
                                 Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS                The pass-through rates of each of the Offered
                                 Certificates will also be subject to a related
                                 "Maximum Rate Cap", which will be calculated in
                                 the same manner as the Available Funds Cap, but
                                 based on the net maximum lifetime mortgage
                                 rates for the adjustable rate Mortgage loans
                                 and the net mortgage rates for the fixed rate
                                 Mortgage Loans rather than the net mortgage
                                 rate. Any interest shortfall due to the Maximum
                                 Rate Cap will not be reimbursed.

SHORTFALL REIMBURSEMENT          With respect to any Class of Certificates on
                                 any Distribution Date, an amount equal to the
                                 sum of (A) the excess, if any, of (1) the
                                 amount of interest that such Class would have
                                 accrued on such Distribution Date had the
                                 pass-through rate for that Class been equal to
                                 the lesser of (a) LIBOR plus the related margin
                                 and (b) the greater of (x) the related Maximum
                                 Rate Cap for such Distribution Date and (y) a
                                 per annum rate equal to the sum of (i) the
                                 related Available Funds Cap and (ii) the
                                 product of (AA) a fraction, stated as a
                                 percentage, the numerator of which is 360 and
                                 the denominator of which is the actual number
                                 of days in the related Accrual Period and (BB)
                                 a fraction, stated as a percentage, the
                                 numerator of which is an amount equal to the
                                 proceeds, if any, payable under the related Cap
                                 Contract with respect to such Distribution Date
                                 and the denominator of which is the aggregate
                                 Certificate principal balance of the related
                                 Class or Classes of Certificates immediately
                                 prior to such Distribution Date, over (2) the
                                 amount of interest that each such Class accrued
                                 on such Distribution Date based on a
                                 pass-through rate equal to the related
                                 Available Funds Cap and (B) the unpaid portion
                                 of any such excess from the prior Distribution
                                 Date (and interest accrued thereon at the
                                 current applicable pass-through rate for such
                                 Class, without giving effect to the related
                                 Available Funds Cap) (herein referred to as a
                                 "Carryover"). Such reimbursement will be paid
                                 only on a subordinated basis, as described
                                 below in the "Cashflow Priority" section. No
                                 such Carryover will be paid once the
                                 certificate principal balance has been reduced
                                 to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

CASHFLOW PRIORITY                1.   Administrative Fees and any unreimbursed
                                      Servicer Advances.

                                 2. Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap
                                      Payment or any swap termination payment
                                      owed to the Swap Counterparty pursuant to the Swap Contract in the event that the Supplemental Interest Trust is the defaulting party or an affected party under the Swap Contract, to be paid from available interest funds.

                                 3.   Available interest funds not used as
                                      provided for in paragraph 2 above, as
                                      follows: monthly interest, including any unpaid monthly interest from prior months, concurrently, on a pro rata basis, to the Class A Certificates; then monthly interest, including any unpaid monthly interest from prior months, to the Class
                                      M-1 Certificates, then to the Class M-2
                                      Certificates, then to the Class M-3
                                      Certificates, then to the Class M-4
                                      Certificates, then to the Class M-5
                                      Certificates, and then to the Class M-6
                                      Certificates, then to the Class B-1
                                      Certificates, then to the Class B-2
                                      Certificates, and then to the Class B-3
                                      Certificates.

                                 4. Available principal funds, as follows: to the extent not paid pursuant to item 2 above, any Net Swap Payment or any swap termination payment owed to the Swap
                                      Counterparty pursuant to the Swap Contract in the event that the Supplemental
                                      Interest Trust is the defaulting party or an affected party under the Swap Contract, then monthly principal to the Class A
                                      Certificates as described under "PRINCIPAL
                                      PAYDOWN", then monthly principal to the
                                      Class M-1 Certificates, then monthly
                                      principal to the Class M-2 Certificates, then monthly principal to the Class M-3
                                      Certificates, then monthly principal to
                                      the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6
                                      Certificates, then monthly principal to
                                      the Class B-1 Certificates, then monthly principal to the Class B-2 Certificates, and then monthly principal to the Class
                                      B-3 Certificates, in each case as
                                      described under "PRINCIPAL PAYDOWN."

                                 5. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                                 6.   Excess interest to pay subordinate
                                      principal shortfalls.

                                 7. Excess interest to pay Carryover resulting from imposition of the related Available
                                      Funds Cap.

                                 8.   Excess interest to pay to the Swap
                                      Counterparty any swap termination payment owed to the Swap Counterparty pursuant to the Swap Contract in the event that the Swap Counterparty is the defaulting party or the sole affected party under the Swap
                                      Contract.

                                 9.   Any remaining amount will be paid in
                                      accordance with the Pooling and Servicing
                                      Agreement and will not be available for
                                      payment to holders of the Offered
                                      Certificates.

                                 Payments received on the Cap Contracts will be available to the related Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class
                                 A Certificates after the Class M and Class B
                                 Certificates have been written down to zero.
                                 Any excess of amounts received on the related
                                 Cap Contracts over amounts needed to pay such Carryovers on the related Certificates will be distributed in respect of other classes of certificates not described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     All scheduled and unscheduled principal received from the Mortgage Loans and excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A Certificates, concurrently based on the outstanding principal balance as follows: sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in that order, until their certificate balances are reduced to zero; provided however, in the event that the certificate principal balance of the Subordinate Certificates and the overcollateralization amount is at zero, amounts allocated to the Class A Certificates will be distributed pro rata to the Class A-1, Class A-2, Class A-3 and then the Class A-4 Certificates until their certificate principal balances are reduced to zero.

     After the Certificate principal balance of the Class A Certificates has been reduced to zero, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates.

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates, second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 and tenth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are approximately as follows:

CLASS A     45.10%*
CLASS M-1   37.50%*
CLASS M-2   30.50%*
CLASS M-3   26.50%*
CLASS M-4   22.70%*
CLASS M-5   19.20%*
CLASS M-6   15.90%*
CLASS B-1   12.60%*
CLASS B-2    9.80%*
CLASS B-3    7.30%*

*    includes overcollateralization

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1.   The Distribution Date is on or after the earlier of:

          i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero; and

          ii)  the later of the:

                    a)   July 2009 Distribution Date; and

                    b) the applicable Subordinate Class Principal Distribution Date has occurred (as described below).

2.   A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL      The first Distribution Date on which the Senior
DISTRIBUTION DATE                Enhancement Percentage (i.e., the sum of the
                                 outstanding principal balance of the
                                 Subordinate Certificates and the O/C amount
                                 divided by the aggregate stated principal
                                 balance of the Mortgage Loans, as of the end of
                                 the related due period) is greater than or
                                 equal to the Senior Specified Enhancement
                                 Percentage (including O/C), which is equal to
                                 two times the initial Class A subordination
                                 percentage.

                                 SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:

                                 45.10%

                                 or

                                 (18.90%+3.65%)*2

STEPDOWN LOSS TRIGGER EVENT      The situation that exists with respect to any
                                 Distribution Date after the Stepdown Date, if
                                 (a) the quotient of (1) the aggregate Stated
                                 Principal Balance of all Mortgage Loans 60 or
                                 more days delinquent, measured on a rolling
                                 three month basis (including Mortgage Loans in
                                 foreclosure and REO Properties) and (2) the
                                 Stated Principal Balance of all the Mortgage
                                 Loans as of the preceding Servicer Remittance
                                 Date, equals or exceeds the product of (i)
                                 [37.70]% and (ii) the Senior Enhancement
                                 Percentage or (b) the quotient (expressed as a
                                 percentage) of (1) the aggregate Realized
                                 Losses incurred from the Cut-off Date through
                                 the last day of the calendar month preceding
                                 such Distribution Date and (2) the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-off Date exceeds the Required Loss
                                 Percentage shown below.

                                 DISTRIBUTION DATE OCCURRING   REQUIRED LOSS PERCENTAGE
                                 ---------------------------   ------------------------
                                 July 2008 - June 2009         [1.65]% with respect to July 2008,
                                                               plus an additional 1/12th of
                                                               [2.10]% for each month thereafter
                                 July 2009 - June 2010         [3.75]% with respect to July 2009,
                                                               plus an additional 1/12th of
                                                               [2.10]% for each month thereafter
                                 July 2010 - June 2011         [5.85]% with respect to July 2010,
                                                               plus an additional 1/12th of
                                                               [1.65]% for each month thereafter
                                 July 2011 - June 2012         [7.50]% with respect to July 2011,
                                                               plus an additional 1/12th of
                                                               [0.90]% for each month thereafter
                                 July 2012 and thereafter      [8.40]%

PROSPECTUS                       The Offered Certificates will be offered
                                 pursuant to a Prospectus which includes a
                                 Prospectus Supplement (together, the
                                 "Prospectus"). Complete information with
                                 respect to the Offered Certificates and the
                                 Mortgage Loans is contained in the Prospectus.

MORTGAGE LOAN TABLES             The following tables describe the mortgage
                                 loans and the related mortgaged properties as
                                 of the close of business on the Cut-Off Date.
                                 The sum of the columns below may not equal the
                                 total indicated due to rounding.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

Aggregate Outstanding Principal Balance   $552,381,273
Aggregate Original Principal Balance      $552,962,321
Number of Mortgage Loans                         2,956

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------   --------   -----------
Original Principal Balance      $13,000   $880,000     $187,064
Outstanding Principal Balance   $12,975   $880,000     $186,868

                                                       WEIGHTED
                                MINIMUM    MAXIMUM   AVERAGE (2)
                                -------   --------   -----------
Original Term (mos)                120        360         349
Stated remaining Term (mos)        119        360         347
Loan Age (mos)                       0         19           2
Current Interest Rate            5.650%    14.140%      8.532%
Initial Interest Rate Cap(3)     1.000%     3.000%      2.976%
Periodic Rate Cap(3)             1.000%     1.500%      1.229%
Gross Margin(3)                  2.875%    10.600%      6.639%
Maximum Mortgage Rate(3)        11.375%    18.725%     14.926%
Minimum Mortgage Rate(3)         2.880%    12.350%      8.193%
Months to Roll(3)                    2         69          25
Original Loan-to-Value           16.09%    100.00%      82.00%
Combined Loan-to-Value           16.09%    100.00%      88.49%
Credit Score                       500        805         623

                 EARLIEST      LATEST
                ----------   ----------
Maturity Date   05/01/2016   06/01/2036

                           PERCENT OF MORTGAGE POOL
                           ------------------------
LIEN POSITION
1st Lien                            93.80%
2nd Lien                             6.20%

OCCUPANCY
Primary                             95.81%
Second Home                          0.34%
Investment                           3.85%

LOAN TYPE
Fixed Rate                          14.21%
ARM                                 85.79%

AMORTIZATION TYPE
Fully Amortizing                    47.51%
Interest Only                       21.14%
15/30 Balloon                        5.59%
30/40 Balloon                       25.75%

YEAR OF ORIGINATION
2004                                 0.01%
2005                                 6.82%
2006                                93.17%

LOAN PURPOSE
Purchase                            41.47%
Refinance - Rate/Term                4.54%
Refinance - Cashout                 53.99%

PROPERTY TYPE
Single Family                       78.17%
Planned Unit Development             8.32%
Condominium                          5.94%
Two- to Four-Family                  5.44%
Townhouse                            2.13%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  ARM Loans only

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

MORTGAGE RATES

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
RANGE OF                       MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
MORTGAGE RATES                   LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
--------------                 -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
5.501% to 6.000%                    10  $  3,519,140    0.64%   5.895%    661     $351,914    72.73%  45.57%   56.63%  64.33%
6.001% to 6.500%                    26     7,282,411    1.32    6.320     672      280,093    74.02   43.78    67.14   51.52
6.501% to 7.000%                   151    38,550,258    6.98    6.840     664      255,300    77.37   42.41    62.76   35.65
7.001% to 7.500%                   242    57,881,155   10.48    7.323     657      239,178    78.97   43.24    39.43   40.64
7.501% to 8.000%                   434   107,042,320   19.38    7.792     642      246,641    80.00   44.33    28.98   31.10
8.001% to 8.500%                   359    81,354,711   14.73    8.286     626      226,615    81.01   43.75    30.45   27.17
8.501% to 9.000%                   535   107,760,724   19.51    8.776     603      201,422    82.41   43.39    33.43   11.92
9.001% to 9.500%                   247    44,727,781    8.10    9.290     591      181,084    83.08   43.60    42.74    8.92
9.501% to 10.000%                  308    48,411,723    8.76    9.777     581      157,181    84.55   42.47    41.05    2.59
10.001% to 10.500%                 140    18,687,183    3.38   10.238     580      133,480    85.52   43.17    50.31    0.00
10.501% to 11.000%                 192    15,128,366    2.74   10.824     614       78,794    91.99   43.54    35.47    0.00
11.001% to 11.500%                 121     9,408,940    1.70   11.338     627       77,760    94.58   44.62    41.68    0.00
11.501% to 12.000%                  80     6,302,582    1.14   11.819     624       78,782    95.21   43.46    21.09    0.00
12.001% to 12.500%                  57     3,599,536    0.65   12.282     630       63,150    97.07   43.46    27.36    0.00
12.501% to 13.000%                  35     1,834,292    0.33   12.783     629       52,408    99.97   44.17    15.99    0.00
13.001% to 13.500%                  15       685,639    0.12   13.231     638       45,709   100.00   43.73     2.92    0.00
13.501% to 14.000%                   2        86,350    0.02   13.801     638       43,175   100.00   44.67     0.00    0.00
14.001% to 14.500%                   2       118,163    0.02   14.125     649       59,081   100.00   44.49     0.00    0.00
                                 -----  ------------  ------   ------     ---     --------   ------   -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%   8.532%    623     $186,868    82.00%  43.52%   37.30%  21.14%
                                 =====  ============  ======   ======     ===     ========   ======   =====    =====   =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.650% per annum to 14.140% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.532% per annum.

REMAINING MONTHS TO STATED MATURITY

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
RANGE OF                       MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
REMAINING TERMS (MONTHS)         LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
------------------------       -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
109 to 120                           3  $    208,984    0.04%   8.518%    634     $ 69,661    78.44%  44.57%   58.11%   0.00%
157 to 168                           1        52,013    0.01   10.990     583       52,013   100.00   27.01   100.00    0.00
169 to 180                         475    32,411,399    5.87   11.128     656       68,235    97.68   43.50    26.96    0.00
229 to 240                          17     1,422,398    0.26    9.334     631       83,670    85.87   39.66    78.05    0.00
289 to 300                           1       103,315    0.02    9.000     642      103,315    90.00   45.60     0.00    0.00
337 to 348                           8     2,586,259    0.47    7.168     628      323,282    78.33   46.74    34.16   92.14
349 to 360                       2,451   515,596,906   93.34    8.373     621      210,362    81.02   43.52    37.84   22.18
                                 -----  ------------  ------   ------     ---     --------   ------   -----   ------   -----
TOTAL:                           2,956  $552,381,273  100.00%   8.532%    623     $186,868    82.00%  43.52%   37.30%  21.14%
                                 =====  ============  ======   ======     ===     ========   ======   =====   ======   =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 119 months to 360 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 347 months.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES


                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
RANGE OF ORIGINAL MORTGAGE     MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
LOAN PRINCIPAL BALANCES          LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
--------------------------     -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
$50,000 or less                    248  $  8,630,347    1.56%  11.071%    642     $ 34,800   95.63%   41.69%   37.95%   0.00%
$50,001 to $100,000                611    47,147,740    8.54    9.855     617       77,165   86.63    41.37    51.91    1.59
$100,001 to $150,000               576    71,762,644   12.99    8.900     612      124,588   82.33    41.99    52.17    8.26
$150,001 to $200,000               471    82,921,355   15.01    8.558     615      176,054   81.62    43.08    48.90   15.11
$200,001 to $250,000               328    73,775,488   13.36    8.434     616      224,925   80.47    43.68    37.50   14.55
$250,001 to $300,000               238    65,601,700   11.88    8.171     624      275,637   81.30    43.21    35.69   23.10
$300,001 to $350,000               153    49,412,291    8.95    8.135     631      322,956   81.82    44.66    27.23   33.51
$350,001 to $400,000               121    45,690,387    8.27    8.085     630      377,607   80.60    44.94    20.58   34.24
$400,001 to $450,000                68    28,977,718    5.25    8.098     630      426,143   81.63    45.11    30.53   36.80
$450,001 to $500,000                55    26,132,557    4.73    7.985     645      475,137   79.89    45.17    20.42   47.32
$500,001 to $550,000                26    13,628,875    2.47    8.337     637      524,187   83.44    47.00    15.39   38.03
$550,001 to $600,000                26    14,979,880    2.71    8.106     635      576,149   81.70    43.03    11.46   34.20
$600,001 to $650,000                15     9,362,552    1.69    8.315     623      624,170   83.66    45.69    40.17   32.85
$650,001 to $700,000                12     8,098,869    1.47    8.385     626      674,906   84.18    46.44    16.46   16.90
$700,001 to $750,000                 4     2,890,302    0.52    8.452     591      722,576   77.05    41.09    24.44    0.00
$750,001 to $800,000                 1       799,900    0.14    7.800     625      799,900   40.00    33.00   100.00  100.00
$800,001 to $850,000                 1       829,502    0.15    7.850     624      829,502   47.43    38.03     0.00    0.00
$850,001 to $900,000                 2     1,739,166    0.31    7.701     692      869,583   80.00    41.16   100.00   50.60
                                 -----  ------------  ------   ------     ---     --------   -----    -----   ------  ------
TOTAL:                           2,956  $552,381,273  100.00%   8.532%    623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   ======     ===     ========   =====    =====   ======  ======

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,975 to approximately $880,000 and the average outstanding principal balance of the Mortgage Loans was approximately $186,868.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

PRODUCT TYPES

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
PRODUCT TYPES                    LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
-------------                  -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
10 Year Fixed Loans                  3  $    208,984    0.04%   8.518%    634     $ 69,661   78.44%   44.57%   58.11%   0.00%
15 Year Fixed Loans                 16     1,566,453    0.28    9.194     614       97,903   73.03    38.90    75.31    0.00
20 Year Fixed Loans                 17     1,422,398    0.26    9.334     631       83,670   85.87    39.66    78.05    0.00
25 Year Fixed Loans                  1       103,315    0.02    9.000     642      103,315   90.00    45.60     0.00    0.00
30 Year Fixed Loans                289    34,080,307    6.17    8.698     619      117,925   81.81    42.53    58.06    3.81
15/30 Balloon Loans                460    30,896,959    5.59   11.226     658       67,167   98.93    43.70    24.63    0.00
30/40 Balloon Loans                 55    10,215,602    1.85    8.196     623      185,738   83.60    42.40    63.19    0.00
Six Month LIBOR Loans                3     1,127,894    0.20    8.004     658      375,965   80.92    49.04     0.00   81.57
2/28 LIBOR Loans                 1,106   242,755,114   43.95    8.367     620      219,489   80.76    43.34    35.15   38.27
2/28 LIBOR Loans(40 due in 30)     412   112,156,598   20.30    8.089     625      272,225   80.94    43.78    25.80    0.00
3/27 LIBOR Loans                   489    93,394,052   16.91    8.683     613      190,990   81.63    44.51    48.14   20.62
3/27 LIBOR Loans(40 due in 30)      79    18,099,105    3.28    8.215     630      229,103   80.62    43.68    45.49    0.00
5/25 LIBOR Loans                    16     3,878,589    0.70    7.683     638      242,412   74.63    39.24    46.33   43.79
5/25 LIBOR Loans(40 due in 30)       9     1,787,435    0.32    8.249     644      198,604   79.87    31.31    27.87    0.00
7/23 LIBOR Loans                     1       688,469    0.12    5.750     624      688,469   62.73    48.36     0.00  100.00
                                 -----  ------------  ------   ------     ---     --------   -----    -----    -----  ------
TOTAL:                           2,956  $552,381,273  100.00%   8.532%    623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   ======     ===     ========   =====    =====    =====  ======

AMORTIZATION TYPE

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
AMORTIZATION TYPE                LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
-----------------              -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
Fully Amortizing                 1,541  $262,460,408   47.51%  8.779%     602     $170,318   81.12%   43.12%   46.20%   0.00%
Balloon                          1,015   173,155,700   31.35   8.670      632      170,597   84.26    43.54    29.87    0.00
60 Month Interest-Only             399   116,485,181   21.09   7.771      657      291,943   80.61    44.38    28.36  100.00
120 Month Interest-Only              1       279,983    0.05   7.625      633      279,983   80.00     0.00     0.00  100.00
                                 -----  ------------  ------   -----      ---     --------   -----    -----    -----  ------
TOTAL:                           2,956  $552,381,273  100.00%  8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   =====      ===     ========   =====    =====    =====  ======

ADJUSTMENT TYPE

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
ADJUSTMENT TYPE                  LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
---------------                -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
ARM                              2,115  $473,887,255   85.79%  8.347%     621     $224,060   80.89%   43.63%   35.82%  24.37%
Fixed Rate                         841    78,494,017   14.21   9.649      635       93,334   88.68    42.86    46.20    1.66
                                 -----  ------------  ------   -----      ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%  8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   =====      ===     ========   =====    =====    =====   =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
GEOGRAPHIC DISTRIBUTION          LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
-----------------------        -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
Alabama                             18  $  1,973,917    0.36%   9.218%    609     $109,662   82.60%   39.46%   55.30%   0.00%
Alaska                               9     2,045,813    0.37    8.684     664      227,313   81.56    33.24     0.00    8.80
Arizona                            116    18,210,293    3.30    8.444     621      156,985   80.37    42.14    38.93   21.74
Arkansas                             5       499,995    0.09    9.240     577       99,999   82.03    40.43   100.00    0.00
California                         650   181,534,832   32.86    8.259     633      279,284   80.48    44.60    26.64   36.05
Colorado                            79    11,310,661    2.05    8.436     632      143,173   84.40    43.40    42.66   23.51
Connecticut                         22     5,487,738    0.99    8.896     601      249,443   84.53    45.59    57.36    0.00
Delaware                             3       480,719    0.09    8.723     602      160,240   83.46    42.79    69.23    0.00
District of Columbia                 1       329,718    0.06   10.175     565      329,718   77.10    44.33     0.00    0.00
Florida                            668   115,518,193   20.91    8.644     619      172,931   81.81    43.47    35.08   12.20
Georgia                             75     9,922,581    1.80    9.138     604      132,301   85.33    42.41    55.25    6.36
Hawaii                               7     1,484,433    0.27    7.814     638      212,062   75.37    40.63    54.03    0.00
Idaho                                5       883,861    0.16    8.646     613      176,772   79.77    46.69    25.13    0.00
Illinois                           166    31,808,305    5.76    8.704     617      191,616   82.75    44.87    36.90   12.21
Indiana                             39     3,543,264    0.64    8.616     604       90,853   86.85    41.55    82.97    3.06
Iowa                                 8       673,106    0.12    9.388     600       84,138   82.27    34.80    54.15    0.00
Kansas                               5       453,831    0.08    9.316     648       90,766   86.05    45.51    25.76   36.67
Kentucky                             3       565,289    0.10    9.006     580      188,430   90.46    42.13    59.73    0.00
Louisiana                           39     4,272,010    0.77    8.961     603      109,539   86.42    43.37    56.37    0.00
Maryland                            77    15,426,274    2.79    8.487     629      200,341   81.84    45.14    36.85   35.98
Massachusetts                        9     1,530,935    0.28    8.584     660      170,104   83.70    43.98    47.36   45.44
Michigan                            75     9,058,414    1.64    9.181     589      120,779   84.96    42.15    50.23    2.58
Minnesota                           18     2,474,608    0.45    8.778     602      137,478   88.73    41.44    75.63    5.22
Mississippi                          4       392,723    0.07    9.814     571       98,181   88.31    42.35    42.26    0.00
Missouri                            56     5,186,604    0.94    9.683     595       92,618   85.88    42.08    65.50    7.97
Nebraska                             7       827,409    0.15    8.767     594      118,201   92.97    37.01    47.85    0.00
Nevada                              75    17,089,272    3.09    8.243     635      227,857   80.18    43.08    38.98   31.69
New Jersey                          31     6,153,546    1.11    8.952     604      198,501   79.57    40.85    54.27   14.67
New Mexico                           9     1,909,890    0.35    8.514     658      212,210   83.28    48.25    73.39   46.08
New York                             6     2,191,664    0.40    7.265     649      365,277   79.56    44.85    19.47   81.13
North Carolina                      39     4,331,722    0.78    9.083     603      111,070   85.73    38.06    56.59    2.11
Ohio                                64     6,986,923    1.26    8.973     617      109,171   86.53    41.15    54.27   10.85
Oklahoma                            22     2,094,157    0.38    9.405     593       95,189   88.12    35.96    76.30    0.00
Oregon                              53     9,139,847    1.65    8.272     604      172,450   80.94    41.27    51.11    7.34
Pennsylvania                        45     6,573,837    1.19    8.972     599      146,085   86.42    40.38    56.21    4.00
Rhode Island                        25     5,297,733    0.96    8.982     632      211,909   81.95    45.58    12.55    5.61
South Carolina                      13     2,454,832    0.44    8.789     602      188,833   87.41    43.39    46.06    9.55
Tennessee                           31     2,717,604    0.49    9.203     606       87,665   84.61    42.90    69.18    1.87
Texas                              131    12,604,421    2.28    8.907     609       96,217   82.97    43.70    69.25    0.00
Utah                                11     2,017,078    0.37    7.929     605      183,371   83.59    40.70    50.99   23.56
Virginia                            66    11,586,225    2.10    8.732     623      175,549   81.84    43.84    42.57   14.78
Washington                         133    27,992,102    5.07    8.264     629      210,467   83.74    41.92    34.92   16.62
West Virginia                        1       177,648    0.03    8.125     573      177,648   59.33    45.46   100.00    0.00
Wisconsin                           34     4,715,496    0.85    9.056     603      138,691   84.47    40.65    47.40    9.26
Wyoming                              3       451,751    0.08    8.800     582      150,584   87.67    42.56    79.50    0.00
                                 -----  ------------  ------   ------     ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%   8.532%    623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   ======     ===     ========   =====    =====    =====   =====

No more than approximately 0.38% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

ORIGINAL LOAN-TO-VALUE RATIOS

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
RANGE OF ORIGINAL              MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
LOAN-TO-VALUE RATIOS             LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
--------------------           -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
50.00% or less                      58  $  9,221,227    1.67%   8.223%    599     $158,987   41.55%   37.96%   44.70%  12.86%
50.01% to 55.00%                    25     3,449,454    0.62    8.150     602      137,978   52.88    44.07    50.21   24.73
55.01% to 60.00%                    45     8,941,020    1.62    8.130     584      198,689   57.62    42.53    45.93   10.71
60.01% to 65.00%                    78    15,784,431    2.86    7.947     607      202,365   63.30    43.18    37.73   16.32
65.01% to 70.00%                   100    20,212,059    3.66    8.447     579      202,121   68.97    42.72    40.92    8.77
70.01% to 75.00%                   158    33,310,540    6.03    8.724     573      210,826   74.18    43.80    37.39    7.01
75.01% to 80.00%                 1,085   245,101,821   44.37    8.071     641      225,900   79.84    44.18    29.41   33.00
80.01% to 85.00%                   263    53,953,249    9.77    8.655     596      205,145   84.60    42.86    42.39   12.28
85.01% to 90.00%                   399    86,463,057   15.65    8.669     611      216,699   89.70    42.64    43.44   15.74
90.01% to 95.00%                   127    23,575,142    4.27    8.893     624      185,631   94.55    43.61    59.60   23.16
95.01% to 100.00%                  618    52,369,273    9.48   10.411     648       84,740   99.88    43.86    43.58    0.97
                                 -----  ------------  ------   ------     ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%   8.532%    623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   ======     ===     ========   =====    =====    =====   =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 16.09% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 6.20% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 98.96%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 20.30%.

COMBINED LOAN-TO-VALUE RATIOS

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
RANGE OF COMBINED              MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
LOAN-TO-VALUE RATIOS             LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
--------------------           -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
50.00% or less                      58  $  9,221,227    1.67%  8.223%     599     $158,987   41.55%   37.96%   44.70%  12.86%
50.01% to 55.00%                    25     3,449,454    0.62   8.150      602      137,978   52.88    44.07    50.21   24.73
55.01% to 60.00%                    43     8,475,153    1.53   8.113      585      197,097   57.66    42.21    46.10    8.94
60.01% to 65.00%                    75    15,203,447    2.75   7.995      604      202,713   63.31    42.94    35.35   14.07
65.01% to 70.00%                   100    20,459,671    3.70   8.450      578      204,597   68.69    42.89    40.33    9.64
70.01% to 75.00%                   156    32,540,389    5.89   8.756      573      208,592   74.18    43.84    37.44    5.64
75.01% to 80.00%                   348    68,569,488   12.41   8.608      594      197,039   79.50    42.83    39.15   12.17
80.01% to 85.00%                   251    52,539,773    9.51   8.638      596      209,322   84.59    42.85    42.09   12.61
85.01% to 90.00%                   370    83,006,801   15.03   8.607      614      224,343   89.48    42.58    41.52   16.53
90.01% to 95.00%                   175    33,584,289    6.08   8.702      627      191,910   90.30    44.22    54.88   25.26
95.01% to 100.00%                1,355   225,331,581   40.79   8.477      656      166,296   84.78    44.44    30.44   31.44
                                 -----  ------------  ------   -----      ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%  8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   =====      ===     ========   =====    =====    =====   =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 16.09% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 88.49%. This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 6.20% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 98.96%. Approximately 33.84% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.40%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

DEBT-TO-INCOME RATIOS

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
RANGE OF DEBT-TO-              MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
INCOME RATIOS                    LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
--------------------           -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
20.00% or less                      65  $ 11,431,523    2.07%  8.494%     621     $175,870   82.56%   14.18%   31.88%  20.20%
20.01% to 25.00%                    67    10,417,077    1.89   8.435      604      155,479   78.05    22.76    44.80    3.34
25.01% to 30.00%                   114    16,006,690    2.90   8.713      610      140,410   82.84    27.58    45.13   20.90
30.01% to 35.00%                   217    34,400,862    6.23   8.593      610      158,529   80.36    32.72    47.79   15.23
35.01% to 40.00%                   394    65,350,964   11.83   8.498      626      165,865   80.60    37.84    35.73   16.90
40.01% to 45.00%                   612   109,364,380   19.80   8.526      625      178,700   82.63    42.81    37.13   20.73
45.01% to 50.00%                 1,239   257,482,685   46.61   8.536      628      207,815   82.42    48.05    29.86   25.70
50.01% to 55.00%                   246    47,311,110    8.56   8.497      603      192,322   82.03    52.89    69.86   11.88
55.01% to 60.00%                     2       615,982    0.11   8.528      631      307,991   67.03    55.57    26.98    0.00
                                 -----  ------------  ------   -----      ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%  8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   =====      ===     ========   =====    =====    =====   =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 1.16% to 56.87% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 43.52%.

LOAN PURPOSE

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
LOAN PURPOSE                     LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
------------                   -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
Refinance - Cashout              1,468  $298,215,744   53.99%  8.532%    604      $203,144   79.88%   43.12%   41.72%  17.06%
Purchase                         1,343   229,075,855   41.47   8.542     648       170,570   84.78    44.14    30.24   27.50
Refinance - Rate Term              145    25,089,674    4.54   8.440     611       173,032   81.68    42.55    49.18   11.50
                                 -----  ------------  ------   -----     ---      --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%  8.532%    623      $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   =====     ===      ========   =====    =====    =====   =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

PROPERTY TYPE

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
PROPERTY TYPE                    LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
-------------                  -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
Single Family                    2,363  $431,818,990    78.17%   8.533%     618     $182,742   81.96%   43.71%   39.79%  20.70%
Planned Unit Development           205    45,961,846     8.32    8.355      629      224,204   82.62    41.94    24.75   15.69
Condominium                        195    32,804,649     5.94    8.530      646      168,229   82.21    43.60    31.59   32.14
Two- to Four-Family                131    30,022,707     5.44    8.895      640      229,181   80.63    42.71    26.68   18.15
Townhouse                           62    11,773,081     2.13    8.276      653      189,888   83.75    44.64    37.81   35.51
                                 -----  ------------   ------    -----      ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273   100.00%   8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============   ======    =====      ===     ========   =====    =====    =====   =====

DOCUMENTATION

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
FIRST NLC UNDERWRITING           LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
----------------------         -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
Stated Income                      742  $140,950,615    25.52%   8.701%     640     $189,960   81.91%   45.08%    0.00%  28.99%
Full Documentation                 726   113,213,342    20.50    8.536      606      155,941   83.25    44.17   100.00   17.74
12 Month Bank Statements            54    10,724,998     1.94    8.515      613      198,611   83.93    36.60     0.00   20.25
24 Month Bank Statements            17     4,294,155     0.78    8.692      601      252,597   87.36    36.31     0.00    5.55
6 Month Bank Statements              3       438,547     0.08    7.696      618      146,182   77.77    35.19     0.00   65.44
No Documentation                     2       246,414     0.04    8.097      716      123,207   77.57    42.00     0.00    0.00
                                 -----  ------------   ------    -----      ---     --------   -----    -----    -----   -----
   SUB-TOTAL                     1,544  $269,868,071    48.86%   8.622%     624     $174,785   82.63%   44.20%   41.95%  23.58%
                                 =====  ============   ======    =====      ===     ========   =====    =====   ======   =====

LIME FINANCIAL UNDERWRITING

Stated Income                      247  $ 58,443,114    10.58%   8.333%     637     $236,612   78.81%   44.23%    0.00%  22.42%
Full Documentation                 264    42,982,578     7.78    8.357      600      162,813   81.23    43.06   100.00    7.35
12 Month Business Bank
   Statements                       70    14,458,147     2.62    8.015      641      206,545   82.79    33.22     0.00   12.30
12 Month Personal Bank
   Statements                       25     6,800,970     1.23    7.576      637      272,039   81.76    42.48     0.00   21.69
24 Month Business Bank
   Statements                       11     2,603,722     0.47    8.413      652      236,702   84.43    45.36   100.00   33.80
24 Month Personal Bank
   Statements                        3       537,529     0.10    7.306      658      179,176   80.00    30.86   100.00    0.00
                                   ---  ------------    -----    -----      ---     --------   -----    -----   ------   -----
   SUB-TOTAL                       620  $125,826,061    22.78%   8.261%     625     $202,945   80.38%   42.44%   36.66%  16.21%
                                   ===  ============    =====    =====      ===     ========   =====    =====   ======   =====

LENDER'S DIRECT UNDERWRITING

Stated Income                      184  $ 35,779,276     6.48%   8.666%     627     $194,453   80.84%   42.64%    0.00%   8.24%
Full Documentation                  98    18,248,875     3.30    8.497      589      186,213   85.17    42.32   100.00   14.50
Limited Documentation               73    12,433,888     2.25    8.887      607      170,327   86.01    43.21     0.00   29.40
                                   ---  ------------    -----    -----      ---     --------   -----    -----   ------   -----
  SUB-TOTAL                        355  $ 66,462,039    12.03%   8.661%     613     $187,217   83.00%   42.66%   27.46%  13.92%
                                   ===  ============    =====    =====      ===     ========   =====    =====   ======   =====

OTHER UNDERWRITING

Full Documentation                 165  $ 28,432,014     5.15%   8.251%     609     $172,315   80.40%   42.42%  100.00%  22.04%
Other Documentation                272    61,793,087    11.19    8.680      629      227,180   82.22    44.15     0.00   27.84
                                 -----  ------------   ------    -----      ---     --------   -----    -----   ------   -----
   SUB-TOTAL                       437  $ 90,225,101    16.33%   8.545%     622     $206,465   81.64%   43.61%   31.51%  26.01%
                                 -----  ------------   ------    -----      ---     --------   -----    -----   ------   -----
TOTAL:                           2,956  $552,381,273   100.00%   8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============   ======    =====      ===     ========   =====    =====   ======   =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

OCCUPANCY

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
OCCUPANCY                        LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
---------                      -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
Primary                          2,822  $529,224,869    95.81%   8.514%     622     $187,535   81.98%   43.74%   37.64%  21.92%
Investment                         126    21,257,280     3.85    8.986      638      168,709   82.45    38.04    31.19    3.69
Second Home                          8     1,899,123     0.34    8.439      661      237,390   83.27    42.41     9.09    0.00
                                 -----  ------------   ------    -----      ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273   100.00%   8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============   ======    =====      ===     ========   =====    =====    =====   =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
MORTGAGE LOANS AGE (MONTHS)      LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
---------------------------    -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
0                                    1  $    294,300     0.05%    9.775%    611     $294,300    90.00%  49.43%    0.00%   0.00%
1                                1,042   186,212,868    33.71     8.601     625      178,707    82.39   43.99    32.87   20.11
2                                 1025   200,064,754    36.22     8.401     621      195,185    80.91   43.22    40.53   19.99
3                                  504   105,756,252    19.15     8.549     623      209,834    81.85   43.37    38.15   21.69
4                                  133    22,134,745     4.01     9.022     615      166,427    83.97   43.25    39.33   20.57
5                                   88    13,712,696     2.48     8.813     630      155,826    84.53   43.83    47.16   31.37
6                                   64    11,684,692     2.12     8.339     612      182,573    83.35   42.30    39.27   26.56
7                                   29     3,610,884     0.65     8.573     608      124,513    86.09   42.21    36.71   13.24
8                                   30     3,345,954     0.61     8.971     620      111,532    89.96   43.78    14.75   25.31
9                                   18     1,388,566     0.25     8.931     617       77,143    91.37   45.86    34.62   18.44
10                                  12     1,410,180     0.26     8.432     624      117,515    94.34   42.35    18.42   31.33
11                                   1       127,108     0.02     8.200     522      127,108    85.00   20.37   100.00    0.00
12                                   4       868,914     0.16     7.889     600      217,229    86.22   43.79    89.14   89.14
13                                   1       108,892     0.02     8.000     611      108,892   100.00   46.00   100.00    0.00
15                                   1       688,469     0.12     5.750     624      688,469    62.73   48.36     0.00  100.00
16                                   2       919,983     0.17     7.451     659      459,992    80.00   49.14     0.00  100.00
19                                   1        52,013     0.01    10.990     583       52,013   100.00   27.01   100.00    0.00
                                 -----  ------------   ------    ------     ---     --------   ------   -----   ------  ------
TOTAL:                           2,956  $552,381,273   100.00%    8.532%    623     $186,868    82.00%  43.52%   37.30%  21.14%
                                 =====  ============   ======    ======     ===     ========   ======   =====   ======  ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

ORIGINAL PREPAYMENT PENALTY TERM

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
ORIGINAL PREPAYMENT            MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
PENALTY TERM                     LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC     IO
--------------------           -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
None                               773  $120,597,829    21.83%    8.908%    625     $156,013    83.70%   43.41%  39.22%  18.71%
12 Months                          102    28,656,011     5.19     8.564     634      280,941    81.15    44.74   19.87   26.39
24 Months                        1,218   254,556,383    46.08     8.352     621      208,995    81.31    43.36   34.56   23.93
30 Months                            5       852,584     0.15     8.579     597      170,517    88.66    38.54   39.95    0.00
36 Months                          858   147,718,466    26.74     8.528     622      172,166    81.93    43.67   43.80   17.42
                                 -----  ------------   ------     -----     ---     --------    -----    -----   -----   -----
TOTAL:                           2,956  $552,381,273   100.00%    8.532%    623     $186,868    82.00%   43.52%  37.30%  21.14%
                                 =====  ============   ======     =====     ===     ========    =====    =====   =====   =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 27 months.

CREDIT SCORES

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
RANGE OF CREDIT SCORES           LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC     IO
----------------------         -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
500                                  2  $    278,270     0.05%   10.789%    500     $139,135    80.00%   49.56%  100.00%   0.00%
501 to 525                         135    21,528,920     3.90     9.670     514      159,473    74.14    41.68    67.44    1.09
526 to 550                         228    44,657,824     8.08     9.362     539      195,868    78.39    44.45    51.85    0.00
551 to 575                         284    51,273,164     9.28     8.839     563      180,539    79.52    42.78    55.95    0.25
576 to 600                         372    67,272,269    12.18     8.765     588      180,839    83.78    43.35    51.10    5.19
601 to 625                         489    94,300,884    17.07     8.515     614      192,844    81.90    43.28    36.66   22.57
626 to 650                         586   106,486,346    19.28     8.443     638      181,717    83.29    43.87    26.98   32.13
651 to 675                         407    76,626,195    13.87     8.115     662      188,271    82.67    43.15    24.36   32.62
676 to 700                         226    44,825,485     8.11     8.060     687      198,343    84.60    44.44    27.95   35.49
701 to 725                         124    23,143,072     4.19     7.935     712      186,638    83.76    43.77    24.87   34.96
726 to 750                          68    14,639,513     2.65     7.823     735      215,287    82.37    44.76    23.60   39.77
751 to 775                          25     4,877,375     0.88     7.933     760      195,095    82.51    41.68    20.79   30.31
776 to 800                           9     2,030,356     0.37     7.715     788      225,595    79.03    44.21    14.20   33.49
801 to 805                           1       441,600     0.08     6.800     805      441,600    80.00    47.38     0.00  100.00
                                 -----  ------------   ------    ------     ---     --------    -----    -----   ------  ------
TOTAL:                           2,956  $552,381,273   100.00%    8.532%    623     $186,868    82.00%   43.52%   37.30%  21.14%
                                 =====  ============   ======    ======     ===     ========    =====    =====   ======  ======

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 500 to 805 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 623.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

CREDIT GRADE

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
FIRST NLC UNDERWRITING           LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC     IO
----------------------         -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
A                                  407  $ 72,579,825   13.14%     8.131%   692      $178,329   84.50%   43.94%   30.64%  39.41%
A-                                 456    79,024,616   14.31      8.515    639       173,300   83.11    44.27    28.56   34.26
B+                                 176    30,094,525    5.45      8.717    609       170,992   83.25    44.08    49.29   22.27
B                                  199    35,853,299    6.49      8.768    588       180,167   83.71    44.34    56.87    3.53
B-                                 122    20,608,621    3.73      8.977    564       168,923   81.34    44.64    66.65    0.00
C+                                 116    21,123,077    3.82      9.502    537       182,095   77.75    44.84    53.64    0.00
C                                   68    10,584,107    1.92      9.579    513       155,649   73.00    43.32    76.70    0.00
                                 -----  ------------   -----      -----    ---      --------   -----    -----    -----   -----
   SUB-TOTAL:                    1,544  $269,868,071   48.86%     8.622%   624      $174,785   82.63%   44.20%   41.95%  23.58%
                                 =====  ============   =====      =====    ===      ========   =====    =====    =====   =====

LIME UNDERWRITING

AA                                465   $ 95,814,958   17.35%     8.042%   641      $206,054    81.15%  42.50%    34.27% 19.61%
A                                  54     12,491,282    2.26      8.762    589       231,320    78.95   42.20     31.33   6.04
A-                                 28      5,214,786    0.94      8.752    574       186,242    76.36   41.55     32.60  16.29
B                                   8      2,058,169    0.37      8.713    567       257,271    77.55   41.04     38.60   0.00
B-                                 30      5,236,317    0.95      9.585    547       174,544    80.17   44.88     54.14   0.00
C                                  20      3,501,465    0.63      8.939    567       175,073    77.30   40.50     72.41   0.00
C-                                 11      1,150,611    0.21      9.055    559       104,601    72.18   42.30    100.00   0.00
D                                   4        358,474    0.06     11.201    544        89,618    58.22   38.90    100.00   0.00
                                  ---   ------------   -----     ------    ---      --------    -----   -----    ------  -----
   SUB-TOTAL:                     620   $125,826,061   22.78%     8.261%   625      $202,945    80.38%  42.44%    36.66% 16.21%
                                  ===   ============   =====     ======    ===      ========    =====   =====    ======  =====

LENDER'S DIRECT UNDERWRITING

Tier 1                             250  $ 46,105,260     8.35%    8.498%    636     $184,421    84.14%   42.59%  22.07%  19.23%
Tier 2                              53    10,575,930     1.91     8.796     563      199,546    83.57    44.33   41.09    0.00
Tier 3                              23     5,000,739     0.91     8.842     568      217,423    78.60    40.09   25.50    7.66
Tier 4                              22     3,208,911     0.58     9.435     555      145,860    76.81    42.78   49.84    0.00
Tier 5                               7     1,571,199     0.28    10.372     533      224,457    72.14    41.43   54.18    0.00
                                 -----  ------------   ------    ------     ---     --------    -----    -----   -----   -----
   SUB-TOTAL:                      355  $ 66,462,039    12.03%    8.661%    613     $187,217    83.00%   42.66%  27.46%  13.92%
                                 -----  ------------   ------    ------     ---     --------    -----    -----   -----   -----
ALL OTHER UNDERWRITING             437  $ 90,225,101    16.33%    8.545%    622     $206,465    81.64%   43.61%  31.51%  26.01%
                                 -----  ------------   ------    ------     ---     --------    -----    -----   -----   -----
TOTAL:                           2,956  $552,381,273   100.00%    8.532%    623     $186,868    82.00%   43.52%  37.30%  21.14%
                                 =====  ============   ======    ======     ===     ========    =====    =====   =====   =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

GROSS MARGINS

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                NUMBER    AGGREGATE                      WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL  PERCENT OF WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE    MORTGAGE   AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
RANGE OF GROSS MARGINS           LOANS   OUTSTANDING    POOL     COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC     IO
----------------------         -------- ------------ ---------- -------- -------- ----------- -------- -------- ------- -------
2.501% to 3.000%                     2  $    919,983     0.19%    7.451%    659     $459,992    80.00%   49.14%    0.00% 100.00%
3.501% to 4.000%                     6     1,436,203     0.30     6.188     639      239,367    69.34    44.69    41.43   61.48
4.001% to 4.500%                    10     2,924,165     0.62     6.703     659      292,417    77.07    44.56    69.05   46.46
4.501% to 5.000%                    45    12,300,549     2.60     7.313     636      273,346    77.16    42.50    78.53   33.99
5.001% to 5.500%                   138    36,240,296     7.65     7.824     641      262,611    80.51    44.53    25.71   25.47
5.501% to 6.000%                   410   101,555,464    21.43     8.024     628      247,696    81.36    43.52    29.81   21.40
6.001% to 6.500%                   238    53,659,625    11.32     8.058     621      225,461    78.74    42.17    39.34   26.53
6.501% to 7.000%                   336    73,434,869    15.50     8.371     623      218,556    80.26    43.34    34.07   30.95
7.001% to 7.500%                   734   148,877,815    31.42     8.681     615      202,831    81.54    44.14    37.56   21.15
7.501% to 8.000%                   122    26,329,810     5.56     9.042     605      215,818    83.16    44.50    36.55   28.73
8.001% to 8.500%                    55    13,441,874     2.84     9.357     581      244,398    83.66    42.68    31.73    8.49
8.501% to 9.000%                    10     1,823,923     0.38     9.960     559      182,392    83.20    42.41    69.32    0.00
9.001% to 9.500%                     5       569,660     0.12    10.523     551      113,932    86.19    48.31    56.76    0.00
9.501% to 10.000%                    2       220,650     0.05    10.593     582      110,325    89.63    32.49   100.00    0.00
10.001% to 10.500%                   1        61,542     0.01    11.650     515       61,542    80.00    43.10   100.00    0.00
10.501% to 11.000%                   1        90,827     0.02    12.350     534       90,827    64.97    37.30   100.00    0.00
                                 -----  ------------   ------    ------     ---     --------    -----    -----   ------  ------
TOTAL:                           2,115  $473,887,255   100.00%    8.347%    621     $224,060    80.89%   43.63%   35.82%  24.37%
                                 =====  ============   ======    ======     ===     ========    =====    =====   ======  ======

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.875% per annum to 10.600% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.639% per annum.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

MAXIMUM MORTGAGE RATES

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
RANGE OF MAXIMUM               MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
MORTGAGE RATES                   LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
----------------               -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
11.500% or less                      1  $    640,000    0.14%   7.375%    670     $640,000   80.00%   49.14%    0.00% 100.00%
11.501% to 12.000%                   9     2,917,812    0.62    6.032     657      324,201   71.54    44.79    53.24   72.04
12.001% to 12.500%                  14     4,184,713    0.88    6.263     672      298,908   74.44    45.45    55.58   45.86
12.501% to 13.000%                  69    18,365,782    3.88    6.790     661      266,171   78.21    42.55    52.47   27.80
13.001% to 13.500%                 111    28,714,812    6.06    7.229     654      258,692   78.73    42.86    38.85   34.79
13.501% to 14.000%                 210    55,872,532   11.79    7.510     651      266,060   78.77    43.34    42.54   35.38
14.001% to 14.500%                 241    57,253,884   12.08    7.800     640      237,568   78.95    43.65    33.38   40.62
14.501% to 15.000%                 391    94,961,100   20.04    8.155     628      242,867   81.40    43.92    24.02   27.41
15.001% to 15.500%                 294    66,021,390   13.93    8.587     619      224,563   82.68    43.82    32.96   22.73
15.501% to 16.000%                 357    73,945,434   15.60    9.006     593      207,130   82.08    43.36    33.82   12.54
16.001% to 16.500%                 149    26,466,017    5.58    9.418     587      177,624   83.03    44.38    42.87    7.01
16.501% to 17.000%                 143    25,224,560    5.32    9.835     572      176,396   82.74    44.26    40.49    2.05
17.001% to 17.500%                  72    11,892,673    2.51   10.260     556      165,176   83.19    43.05    58.57    0.00
17.501% to 18.000%                  36     4,859,841    1.03   10.823     546      134,996   81.39    44.10    50.11    0.00
18.001% to 18.500%                  16     2,257,866    0.48   11.363     555      141,117   86.47    41.20    74.21    0.00
18.501% to 19.000%                   2       308,839    0.07   11.714     531      154,419   65.98    32.10     0.00    0.00
                                 -----  ------------  ------   ------     ---     --------   -----    -----    -----  ------
TOTAL:                           2,115  $473,887,255  100.00%   8.347%    621     $224,060   80.89%   43.63%   35.82%  24.37%
                                 =====  ============  ======   ======     ===     ========   =====    =====    =====  ======

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.375% per annum to 18.725% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.926% per annum.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3
                       TOTAL COLLATERAL SUMMARY

NEXT RATE ADJUSTMENT DATE

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
NEXT RATE                      MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
ADJUSTMENT DATE                  LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
---------------                -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
August 2006                          3  $  1,127,894    0.24%  8.004%     658     $375,965    80.92%  49.04%    0.00%  81.57%
May 2007                             1       108,892    0.02   8.000      611      108,892   100.00   46.00   100.00    0.00
June 2007                            3       634,375    0.13   7.648      629      211,458    82.98   42.83    85.12   85.12
August 2007                          1       441,750    0.09   5.990      624      441,750    95.00   48.36     0.00  100.00
September 2007                       3       576,515    0.12   7.484      610      192,172    90.54   48.99    55.58   44.42
October 2007                        10     2,124,069    0.45   8.080      606      212,407    84.19   44.63     6.89   39.88
November 2007                       12     2,330,903    0.49   8.205      590      194,242    83.19   43.01    32.94   14.16
December 2007                       45    10,168,268    2.15   8.225      610      225,962    82.40   41.94    38.39   29.38
January 2008                        29     6,783,726    1.43   8.273      634      233,922    81.05   42.11    31.07   41.58
February 2008                       60    15,467,251    3.26   8.577      609      257,788    81.75   43.66    37.71   28.07
March 2008                         306    75,108,283   15.85   8.335      622      245,452    80.93   43.35    35.26   25.27
April 2008                         619   141,201,388   29.80   8.213      620      228,112    80.13   43.29    37.14   22.78
May 2008                           428    99,671,993   21.03   8.310      627      232,878    81.08   43.98    21.68   29.28
June 2008                            2       528,840    0.11   9.227      571      264,420    92.22   48.09    44.35   44.35
September 2008                       1        64,671    0.01   6.625      664       64,671    80.00   41.90   100.00    0.00
November 2008                        1       148,000    0.03   6.050      640      148,000    80.00   50.08     0.00  100.00
December 2008                        5       463,491    0.10   8.364      625       92,698    87.19   47.31    74.97   25.03
January 2009                        10     2,490,848    0.53   8.188      647      249,085    83.48   45.93    76.57   49.84
February 2009                       18     2,472,665    0.52   8.908      596      137,370    84.48   41.64    76.37    4.17
March 2009                          73    17,465,445    3.69   8.637      613      239,253    82.52   44.43    49.11   17.82
April 2009                         189    37,434,558    7.90   8.514      618      198,066    80.99   44.19    46.69   18.75
May 2009                           270    50,718,940   10.70   8.683      615      187,848    81.11   44.51    44.75   14.36
August 2010                          1       232,100    0.05   5.875      625      232,100    75.11   21.00   100.00    0.00
December 2010                        1       230,356    0.05   7.625      586      230,356    80.00   53.33     0.00    0.00
March 2011                           5     1,210,204    0.26   7.744      664      242,041    73.70   38.00    18.87   70.11
April 2011                          16     3,542,237    0.75   8.095      633      221,390    76.23   35.04    46.03   18.24
May 2011                             2       451,127    0.10   7.488      667      225,564    82.26   46.26    45.22   45.22
March 2012                           1       688,469    0.15   5.750      624      688,469    62.73   48.36     0.00  100.00
                                 -----  ------------  ------   -----      ---     --------   ------   -----   ------  ------
TOTAL:                           2,115  $473,887,255  100.00%  8.347%     621     $224,060    80.89%  43.63%   35.82%  24.37%
                                 =====  ============  ======   =====      ===     ========   ======   =====   ======  ======

ORIGINATORS

                                NUMBER    AGGREGATE   PERCENT          WEIGHTED   AVERAGE   WEIGHTED WEIGHTED
                                  OF      PRINCIPAL     OF    WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE  AVERAGE PERCENT
                               MORTGAGE    BALANCE   MORTGAGE  AVERAGE  CREDIT    BALANCE   ORIGINAL DEBT-TO-   FULL  PERCENT
ORIGINATORS                      LOANS   OUTSTANDING   POOL    COUPON    SCORE  OUTSTANDING    LTV    INCOME    DOC      IO
---------------                -------- ------------ -------- -------- -------- ----------- -------- -------- ------- -------
First NCL                        1,544  $269,868,071   48.86%  8.622%     624     $174,785   82.63%   44.20%   41.95%  23.58%
Lime Financial                     620   125,826,061   22.78   8.261      625      202,945   80.38    42.44    36.66   16.21
Lender's Direct                    355    66,462,039   12.03   8.661      613      187,217   83.00    42.66    27.46   13.92
Other (each < 10.00%)              437    90,225,101   16.33   8.545      622      206,465   81.64    43.61    31.51   26.01
                                 -----  ------------  ------   -----      ---     --------   -----    -----    -----   -----
TOTAL:                           2,956  $552,381,273  100.00%  8.532%     623     $186,868   82.00%   43.52%   37.30%  21.14%
                                 =====  ============  ======   =====      ===     ========   =====    =====    =====   =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                             ASSUMED MORTGAGE POOLS

                           FIXED RATE MORTGAGE LOANS

                                                      ORIGINAL       REMAINING   ORIGINAL  REMAINING  ORIGINAL
                                                    AMORTIZATION   AMORTIZATION  INTEREST- INTEREST-  MONTHS TO
                          NET   ORIGINAL REMAINING      TERM           TERM         ONLY      ONLY    PREPAYMENT
   CURRENT    MORTGAGE MORTGAGE   TERM      TERM   (LESS IO-TERM) (LESS IO-TERM)    TERM      TERM      PENALTY
 BALANCE ($)   RATE(%)  RATE(%) (MONTHS)  (MONTHS)    (MONTHS)       (MONTHS)     (MONTHS)  (MONTHS)  EXPIRATION
------------  -------- -------- -------- --------- -------------- -------------- --------- ---------- ----------
 2,850,190.16   8.699    8.199     360      358         480             478           0         0          0
   583,445.36   7.675    7.175     360      357         480             477           0         0         12
 6,781,966.97   8.030    7.530     360      358         480             478           0         0         36
   127,540.39   9.079    8.579     120      119         120             119           0         0          0
    81,443.27   7.640    7.140     120      119         120             119           0         0         36
   799,320.57   8.755    8.255     180      178         180             178           0         0          0
   577,935.30   8.957    8.457     180      178         180             178           0         0         36
   533,689.36   8.665    8.165     240      239         240             239           0         0          0
   217,511.19   8.013    7.513     240      238         240             238           0         0         24
   335,864.66   9.127    8.627     240      238         240             238           0         0         36
   103,314.67   9.000    8.500     300      298         300             298           0         0         36
 9,069,334.26   8.603    8.103     360      358         360             358           0         0          0
   744,452.74   9.051    8.551     360      358         360             358           0         0         24
20,155,118.97   8.428    7.928     360      358         360             358           0         0         36
   561,000.00   8.322    7.822     360      357         300             300          60        57          0
   738,189.44   7.635    7.135     360      359         300             300          60        59         36
10,635,670.21  11.065   10.565     180      176         360             356           0         0          0
   367,966.13  12.153   11.653     180      178         360             358           0         0         12
 8,016,072.42  11.564   11.064     180      177         360             357           0         0         24
11,877,250.72  11.114   10.614     180      178         360             358           0         0         36
    76,538.44  12.125   11.625     180      177         180             177           0         0          0
    53,221.19  12.732   12.232     180      177         180             177           0         0         24
    59,437.18  10.450    9.950     180      176         180             176           0         0         36
   241,825.46  11.206   10.706     240      238         240             238           0         0          0
    93,506.96  12.125   11.625     240      239         240             239           0         0         24
 2,186,130.23  11.242   10.742     360      358         360             358           0         0          0
    76,962.04  12.690   12.190     360      358         360             358           0         0         12
   262,858.57  10.540   10.040     360      357         360             357           0         0         24
   286,260.57  11.058   10.558     360      359         360             359           0         0         36

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                         ADJUSTABLE RATE MORTGAGE LOANS

                                                           ORIGINAL      REMAINING    ORIGINAL  REMAINING
                                                         AMORTIZATION  AMORTIZATION  INTEREST-  INTEREST-
                             NET    ORIGINAL  REMAINING  TERM (LESS     TERM (LESS      ONLY       ONLY
    CURRENT     MORTGAGE  MORTGAGE    TERM      TERM       IO-TERM)      IO-TERM)       TERM       TERM
  BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)  (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)   (MONTHS)
--------------  --------  --------  --------  ---------  ------------  ------------  ---------  ---------
    207,911.01   10.450     9.950      360       356          360           356           0          0
 29,776,526.86    8.809     8.309      360       358          360           358           0          0
  7,767,791.01    8.937     8.437      360       358          360           358           0          0
104,022,909.79    8.687     8.187      360       358          360           358           0          0
    378,135.36    8.587     8.087      360       358          360           358           0          0
  7,911,331.31    8.711     8.211      360       358          360           358           0          0
 12,266,082.57    8.522     8.022      360       358          480           478           0          0
  7,805,913.90    8.542     8.042      360       358          480           478           0          0
 77,700,149.99    8.050     7.550      360       358          480           478           0          0
 14,384,451.61    7.682     7.182      360       358          480           478           0          0
 24,160,070.73    8.989     8.489      360       358          360           358           0          0
  4,491,195.41    9.060     8.560      360       359          360           359           0          0
  1,368,159.79    8.627     8.127      360       358          360           358           0          0
    474,448.88    8.573     8.073      360       359          360           359           0          0
 43,639,573.46    8.881     8.381      360       358          360           358           0          0
  4,280,772.83    8.381     7.881      360       358          480           478           0          0
    189,923.98    6.825     6.325      360       359          480           479           0          0
 13,628,408.02    8.182     7.682      360       358          480           478           0          0
    564,620.98    7.908     7.408      360       356          360           356           0          0
    535,317.57    8.275     7.775      360       358          360           358           0          0
  1,080,149.95    7.274     6.774      360       356          360           356           0          0
    260,909.91    9.725     9.225      360       358          480           478           0          0
    440,117.02    6.951     6.451      360       358          480           478           0          0
  1,086,408.05    8.420     7.920      360       358          480           478           0          0
    640,000.00    7.375     6.875      360       344          300           300          60         44
    279,983.41    7.625     7.125      360       344          240           240         120        104
 15,425,251.92    8.208     7.708      360       358          300           300          60         58
  6,114,268.33    7.984     7.484      360       358          300           300          60         58
 60,461,124.83    7.729     7.229      360       358          300           300          60         58
 10,897,774.11    7.421     6.921      360       357          300           300          60         57
  6,294,459.35    7.986     7.486      360       357          300           300          60         57
    451,056.48    7.481     6.981      360       357          300           300          60         57
 12,515,087.74    7.667     7.167      360       358          300           300          60         58
    120,000.00    9.900     9.400      360       357          300           300          60         57
  1,578,500.00    7.513     7.013      360       358          300           300          60         58
    688,469.07    5.750     5.250      360       345          300           300          60         45

                                                                            NUMBER OF
                                                                             MONTHS               ORIGINAL
                           INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                             RATE                                 CHANGE      RATE               PREPAYMENT
    CURRENT       GROSS     CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
  BALANCE ($)   MARGIN(%)   CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
--------------  ---------  -------  --------  -------  -------  ---------  ----------  --------  ----------
    207,911.01    5.900     1.000     1.000    16.450   10.450      6           2      6M LIBOR       0
 29,776,526.86    6.478     2.972     1.229    15.377    8.688      6          22      6M LIBOR       0
  7,767,791.01    6.588     2.962     1.134    15.452    8.449      6          22      6M LIBOR      12
104,022,909.79    6.822     2.984     1.175    15.261    8.458      6          22      6M LIBOR      24
    378,135.36    7.500     3.000     1.500    15.587    8.587      6          22      6M LIBOR      30
  7,911,331.31    7.040     2.989     1.075    14.913    8.640      6          22      6M LIBOR      36
 12,266,082.57    6.058     3.000     1.216    15.050    8.385      6          22      6M LIBOR       0
  7,805,913.90    6.541     2.906     1.078    14.830    8.321      6          22      6M LIBOR      12
 77,700,149.99    6.299     2.981     1.118    14.478    7.939      6          22      6M LIBOR      24
 14,384,451.61    5.979     2.994     1.000    13.853    7.670      6          22      6M LIBOR      36
 24,160,070.73    6.914     2.992     1.444    15.886    8.882      6          34      6M LIBOR       0
  4,491,195.41    7.374     2.893     1.447    15.953    8.847      6          35      6M LIBOR      12
  1,368,159.79    6.759     2.719     1.237    15.102    8.065      6          34      6M LIBOR      24
    474,448.88    6.661     2.146     1.073    14.719    6.865      6          35      6M LIBOR      30
 43,639,573.46    7.329     2.988     1.441    15.769    8.805      6          34      6M LIBOR      36
  4,280,772.83    6.291     2.937     1.300    14.981    8.254      6          34      6M LIBOR       0
    189,923.98    4.825     2.000     1.000    12.825    4.825      6          35      6M LIBOR      24
 13,628,408.02    6.995     2.980     1.354    14.899    8.141      6          34      6M LIBOR      36
    564,620.98    6.362     3.000     1.000    13.908    7.398      6          56      6M LIBOR       0
    535,317.57    5.550     3.000     1.000    14.275    8.275      6          58      6M LIBOR      24
  1,080,149.95    5.737     3.000     1.077    13.428    7.274      6          56      6M LIBOR      36
    260,909.91    6.250     3.000     1.000    15.725    9.725      6          58      6M LIBOR       0
    440,117.02    5.340     3.000     1.000    12.951    6.951      6          58      6M LIBOR      24
  1,086,408.05    6.592     3.000     1.000    14.648    8.420      6          58      6M LIBOR      36
    640,000.00    2.875     1.000     1.000    11.375    5.375      6           2      6M LIBOR      12
    279,983.41    2.875     1.000     1.000    11.750    2.880      6           2      6M LIBOR       0
 15,425,251.92    6.643     2.988     1.289    14.898    8.069      6          22      6M LIBOR       0
  6,114,268.33    6.838     3.000     1.293    14.727    7.766      6          22      6M LIBOR      12
 60,461,124.83    6.567     2.991     1.299    14.434    7.597      6          22      6M LIBOR      24
 10,897,774.11    5.873     3.000     1.000    13.509    7.319      6          21      6M LIBOR      36
  6,294,459.35    6.769     2.956     1.276    14.538    7.757      6          33      6M LIBOR       0
    451,056.48    6.377     3.000     1.386    14.253    6.570      6          33      6M LIBOR      24
 12,515,087.74    6.821     3.000     1.317    14.340    7.649      6          34      6M LIBOR      36
    120,000.00    7.250     3.000     1.000    15.900    9.900      6          57      6M LIBOR      12
  1,578,500.00    6.358     3.000     1.169    13.851    7.513      6          58      6M LIBOR      36
    688,469.07    3.625     3.000     1.000    11.750    3.625      6          69      6M LIBOR      12

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING      NOTIONAL    FIXED STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)     RATE (%)
------   ---------   --------   -----------   ------------
 1        06/22/06   07/25/06             0           0
 2        07/25/06   08/25/06             0           0
 3        08/25/06   09/25/06             0           0
 4        09/25/06   10/25/06             0           0
 5        10/25/06   11/25/06             0           0
 6        11/25/06   12/25/06             0           0
 7        12/25/06   01/25/07   473,782,569       5.450
 8        01/25/07   02/25/07   454,670,123       5.450
 9        02/25/07   03/25/07   434,106,384       5.450
10        03/25/07   04/25/07   412,525,331       5.450
11        04/25/07   05/25/07   390,261,433       5.450
12        05/25/07   06/25/07   367,869,213       5.450
13        06/25/07   07/25/07   345,875,976       5.450
14        07/25/07   08/25/07   324,821,391       5.450
15        08/25/07   09/25/07   305,214,532       5.450
16        09/25/07   10/25/07   287,081,242       5.450
17        10/25/07   11/25/07   270,355,662       5.450
18        11/25/07   12/25/07   254,836,942       5.450
19        12/25/07   01/25/08   240,315,408       5.450
20        01/25/08   02/25/08   226,330,948       5.450
21        02/25/08   03/25/08   211,734,804       5.450
22        03/25/08   04/25/08   194,689,511       5.450
23        04/25/08   05/25/08   173,969,257       5.450
24        05/25/08   06/25/08   152,040,801       5.450
25        06/25/08   07/25/08   133,635,769       5.450
26        07/25/08   08/25/08   119,305,161       5.450
27        08/25/08   09/25/08   107,821,670       5.450
28        09/25/08   10/25/08   107,821,670       5.450
29        10/25/08   11/25/08   105,927,696       5.450
30        11/25/08   12/25/08    99,228,314       5.450
31        12/25/08   01/25/09    93,086,520       5.450
32        01/25/09   02/25/09    87,356,242       5.450
33        02/25/09   03/25/09    81,989,794       5.450
34        03/25/09   04/25/09    76,566,312       5.450
35        04/25/09   05/25/09    71,117,921       5.450
36        05/25/09   06/25/09    65,492,247       5.450
37        06/25/09   07/25/09    60,186,326       5.450
38        07/25/09   08/25/09    55,472,639       5.450
39        08/25/09   09/25/09    51,472,214       5.450
40        09/25/09   10/25/09    48,040,704       5.450
41        10/25/09   11/25/09    45,011,175       5.450
42        11/25/09   12/25/09    42,284,549       5.450
43        12/25/09   01/25/10    39,809,548       5.450
44        01/25/10   02/25/10    37,550,617       5.450
45        02/25/10   03/25/10    35,480,795       5.450
46        03/25/10   04/25/10    33,577,213       5.450
47        04/25/10   05/25/10    31,819,509       5.450
48        05/25/10   06/25/10    30,214,340       5.450
49        06/25/10   07/25/10    28,747,107       5.450
50        07/25/10   08/25/10             0           0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

             ONE MONTH LIBOR CAP TABLE FOR THE CLASS A CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
   1      06/22/06   07/25/06   427,819,000         7.172              9.370
   2      07/25/06   08/25/06   424,188,840         7.643              9.370
   3      08/25/06   09/25/06   419,357,202         7.645              9.370
   4      09/25/06   10/25/06   413,330,692         7.904              9.370
   5      10/25/06   11/25/06   406,111,104         7.645              9.370
   6      11/25/06   12/25/06   397,715,914         7.905              9.370

           ONE MONTH LIBOR CAP TABLE FOR THE SUBORDINATE CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
   1      06/22/06   07/25/06   104,396,000         6.882              9.080
   2      07/25/06   08/25/06   104,396,000         7.353              9.080
   3      08/25/06   09/25/06   104,396,000         7.355              9.080
   4      09/25/06   10/25/06   104,396,000         7.614              9.080
   5      10/25/06   11/25/06   104,396,000         7.355              9.080
   6      11/25/06   12/25/06   104,396,000         7.615              9.080

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

             AVAILABLE FUNDS CAP TABLE FOR THE CLASS A CERTIFICATES

           PAYMENT    AVAILABLE FUNDS   AVAILABLE FUNDS
PERIOD      DATE       CAP (%) (1)(2)    CAP (%) (1)(3)
------   ----------   ---------------   ---------------
   1      7/25/2006         7.302             7.302
   2      8/25/2006         7.773             9.500
   3      9/25/2006         7.774             9.500
   4     10/25/2006         8.034             9.500
   5     11/25/2006         7.775             9.500
   6     12/25/2006         8.034             9.500
   7      1/25/2007         7.747            21.383
   8      2/25/2007         7.748            21.113
   9      3/25/2007         8.082            21.150
  10      4/25/2007         7.751            20.498
  11      5/25/2007         7.865            20.273
  12      6/25/2007         7.756            19.791
  13      7/25/2007         7.880            19.522
  14      8/25/2007         7.762            19.011
  15      9/25/2007         7.764            18.642
  16     10/25/2007         7.901            18.428
  17     11/25/2007         7.769            17.969
  18     12/25/2007         7.913            17.805
  19      1/25/2008         7.774            17.371
  20      2/25/2008         7.776            17.076
  21      3/25/2008         8.097            17.057
  22      4/25/2008         7.840            16.515
  23      5/25/2008         9.809            17.972
  24      6/25/2008         9.582            17.092
  25      7/25/2008         9.815            16.761
  26      8/25/2008         9.573            16.092
  27      9/25/2008         9.572            15.663
  28     10/25/2008         9.829            16.127
  29     11/25/2008         9.967            16.645
  30     12/25/2008        10.223            16.705
  31      1/25/2009         9.961            16.243
  32      2/25/2009         9.957            16.057
  33      3/25/2009        10.806            16.760
  34      4/25/2009         9.982            15.723
  35      5/25/2009        10.741            16.950
  36      6/25/2009        10.472            16.392
  37      7/25/2009        10.760            16.456
  38      8/25/2009        10.461            15.896
  39      9/25/2009        10.456            15.700
  40     10/25/2009        10.763            15.898
  41     11/25/2009        10.587            16.254
  42     12/25/2009        10.894            16.495
  43      1/25/2010        10.581            16.011
  44      2/25/2010        10.574            15.900
  45      3/25/2010        11.563            16.968
  46      4/25/2010        10.560            15.716
  47      5/25/2010        10.870            16.242
  48      6/25/2010        10.552            15.797
  49      7/25/2010        10.857            16.097
  50      8/25/2010        10.544            12.408
  51      9/25/2010        10.537            12.392
  52     10/25/2010        10.880            12.800
  53     11/25/2010        10.522            12.523
  54     12/25/2010        10.865            12.933
  55      1/25/2011        10.507            12.499
  56      2/25/2011        10.499            12.482
  57      3/25/2011        11.623            13.808
  58      4/25/2011        10.491            12.456
  59      5/25/2011        10.850            12.871
  60      6/25/2011        10.492            12.439
  61      7/25/2011        10.833            12.836
  62      8/25/2011        10.476            12.404
  63      9/25/2011        10.469            12.389
  64     10/25/2011        10.810            12.784
  65     11/25/2011        10.457            12.359
  66     12/25/2011        10.797            12.752
  67      1/25/2012        10.440            12.323
  68      2/25/2012        10.432            12.305
  69      3/25/2012        11.142            13.136
  70      4/25/2012        10.417            12.272
  71      5/25/2012        10.756            12.668
  72      6/25/2012        10.400            12.241
  73      7/25/2012        10.738            12.629
  74      8/25/2012        10.383            12.203
  75      9/25/2012        10.374            12.186
  76     10/25/2012         N/A              12.574

(1) Available Funds Cap for the Class A Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Net Mortgage Rates in effect on the related due date, and (y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period, over (B) the quotient of
     (i) the Net Swap Payment, if any, owed to the Swap Counterparty, and (ii) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 5.2431%, and 5.4139%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral and 1 month LIBOR and 6 month LIBOR are 5.2431%, and 5.4139%, respectively for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

           AVAILABLE FUNDS CAP TABLE FOR THE SUBORDINATE CERTIFICATES

           PAYMENT    AVAILABLE FUNDS   AVAILABLE FUNDS
PERIOD      DATE       CAP (%) (1)(2)    CAP (%) (1)(3)
------   ----------   ---------------   ---------------
   1      7/25/2006         7.302             7.302
   2      8/25/2006         7.773             9.500
   3      9/25/2006         7.774             9.500
   4     10/25/2006         8.034             9.500
   5     11/25/2006         7.775             9.500
   6     12/25/2006         8.034             9.500
   7      1/25/2007         7.747            21.383
   8      2/25/2007         7.748            21.113
   9      3/25/2007         8.082            21.150
  10      4/25/2007         7.751            20.498
  11      5/25/2007         7.865            20.273
  12      6/25/2007         7.756            19.791
  13      7/25/2007         7.880            19.522
  14      8/25/2007         7.762            19.011
  15      9/25/2007         7.764            18.642
  16     10/25/2007         7.901            18.428
  17     11/25/2007         7.769            17.969
  18     12/25/2007         7.913            17.805
  19      1/25/2008         7.774            17.371
  20      2/25/2008         7.776            17.076
  21      3/25/2008         8.097            17.057
  22      4/25/2008         7.840            16.515
  23      5/25/2008         9.809            17.972
  24      6/25/2008         9.582            17.092
  25      7/25/2008         9.815            16.761
  26      8/25/2008         9.573            16.092
  27      9/25/2008         9.572            15.663
  28     10/25/2008         9.829            16.127
  29     11/25/2008         9.967            16.645
  30     12/25/2008        10.223            16.705
  31      1/25/2009         9.961            16.243
  32      2/25/2009         9.957            16.057
  33      3/25/2009        10.806            16.760
  34      4/25/2009         9.982            15.723
  35      5/25/2009        10.741            16.950
  36      6/25/2009        10.472            16.392
  37      7/25/2009        10.760            16.456
  38      8/25/2009        10.461            15.896
  39      9/25/2009        10.456            15.700
  40     10/25/2009        10.763            15.898
  41     11/25/2009        10.587            16.254
  42     12/25/2009        10.894            16.495
  43      1/25/2010        10.581            16.011
  44      2/25/2010        10.574            15.900
  45      3/25/2010        11.563            16.968
  46      4/25/2010        10.560            15.716
  47      5/25/2010        10.870            16.242
  48      6/25/2010        10.552            15.797
  49      7/25/2010        10.857            16.097
  50      8/25/2010        10.544            12.408
  51      9/25/2010        10.537            12.392
  52     10/25/2010        10.880            12.800
  53     11/25/2010        10.522            12.523
  54     12/25/2010        10.865            12.933
  55      1/25/2011        10.507            12.499
  56      2/25/2011        10.499            12.482
  57      3/25/2011        11.623            13.808
  58      4/25/2011        10.491            12.456
  59      5/25/2011        10.850            12.871
  60      6/25/2011        10.492            12.439
  61      7/25/2011        10.833            12.836
  62      8/25/2011        10.476            12.404
  63      9/25/2011        10.469            12.389
  64     10/25/2011        10.810            12.784
  65     11/25/2011        10.457            12.359
  66     12/25/2011        10.797            12.752
  67      1/25/2012        10.440            12.323
  68      2/25/2012        10.432            12.305
  69      3/25/2012        11.142            13.136
  70      4/25/2012        10.417            12.272
  71      5/25/2012        10.756            12.668
  72      6/25/2012        10.400            12.241
  73      7/25/2012        10.738            12.629
  74      8/25/2012        10.383            12.203
  75      9/25/2012        10.374            12.186
  76     10/25/2012         N/A              12.574

(1) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Net Mortgage Rates in effect on the related due date,and (y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period, over (B) the quotient of
     (i) the Net Swap Payment, if any, owed to the Swap Counterparty,and (ii) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 5.2431%, and 5.4139%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral and 1 month LIBOR and 6 month LIBOR 5.2431%, and 5.4139%, respectively for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                         DISCOUNT MARGIN TABLE (TO CALL)

                         0%             80%             100%            150%            200%
                   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                   -------------   -------------   -------------   -------------   -------------
A-1
PRICE 100.00000%
DISCOUNT MARGIN          4               4               4               4               4
WAL                    15.63            1.17            1.00            0.74            0.61
MOD DURN               10.12            1.11            0.96            0.72            0.59
PRINCIPAL WINDOW   Jul06 - May29   Jul06 - Jun08   Jul06 - Mar08   Jul06 - Sep07   Jul06 - Jun07

A-2
PRICE 100.00000%
DISCOUNT MARGIN          10              10              10              10              10
WAL                    24.72            2.41            2.00            1.51            1.15
MOD DURN               13.49            2.24            1.88            1.43            1.10
PRINCIPAL WINDOW   May29 - Mar33   Jun08 - May09   Mar08 - Oct08   Sep07 - Mar08   Jun07 - Oct07

A-3
PRICE 100.00000%
DISCOUNT MARGIN          15              15              15              15              15
WAL                    28.72            4.93            3.46            1.93            1.58
MOD DURN               14.35            4.25            3.09            1.81            1.50
PRINCIPAL WINDOW   Mar33 - Apr36   May09 - Mar14   Oct08 - Jun12   Mar08 - Aug08   Oct07 - Mar08

A4
PRICE 100.00000%
DISCOUNT MARGIN          25              25              25              25              25
WAL                    29.84            8.07            6.25            2.33            1.82
MOD DURN               14.41            6.44            5.23            2.17            1.71
PRINCIPAL WINDOW   Apr36 - Apr36   Mar14 - Jul14   Jun12 - Sep12   Aug08 - Dec08   Mar08 - Apr08

M-1
PRICE 100.00000%
DISCOUNT MARGIN          30              30              30              30              30
WAL                    28.53            5.39            4.76            3.84            2.43
MOD DURN               14.06            4.54            4.12            3.42            2.25
PRINCIPAL WINDOW   Oct31 - Apr36   Oct09 - Jul14   May10 - Sep12   Apr10 - Apr10   Nov08 - Nov08

M-2
PRICE 100.00000%
DISCOUNT MARGIN          32              32              32              32              32
WAL                    28.53            5.37            4.60            3.84            2.42
MOD DURN               14.03            4.52            3.99            3.41            2.24
PRINCIPAL WINDOW   Oct31 - Apr36   Sep09 - Jul14   Feb10 - Sep12   Mar10 - Apr10   Oct08 - Nov08

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                    DISCOUNT MARGIN TABLE (TO CALL) (CONT'D)

                         0%             80%             100%            150%            200%
                   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                   -------------   -------------   -------------   -------------   -------------
M-3
PRICE 100.00000%
DISCOUNT MARGIN          35              35              35              35              35
WAL                    28.53            5.36            4.51            3.65            2.29
MOD DURN               13.98            4.51            3.91            3.26            2.13
PRINCIPAL WINDOW   Oct31 - Apr36   Sep09 - Jul14   Dec09 - Sep12   Nov09 - Apr10   Aug08 - Nov08

M-4
PRICE 100.00000%
DISCOUNT MARGIN          40              40              40              40              40
WAL                    28.53            5.35            4.47            3.45            2.18
MOD DURN               13.91            4.49            3.87            3.10            2.03
PRINCIPAL WINDOW   Oct31 - Apr36   Aug09 - Jul14   Nov09 - Sep12   Sep09 - Apr10   Jul08 - Nov08

M-5
PRICE 100.00000%
DISCOUNT MARGIN          45              45              45              45              45
WAL                    28.53            5.35            4.43            3.32            2.14
MOD DURN               13.83            4.48            3.84            2.98            1.99
PRINCIPAL WINDOW   Oct31 - Apr36   Aug09 - Jul14   Oct09 - Sep12   Jul09 - Apr10   Jun08 - Nov08

M-6
PRICE 100.00000%
DISCOUNT MARGIN          52              52              52              52              52
WAL                    28.53            5.35            4.41            3.22            2.11
MOD DURN               13.72            4.47            3.81            2.90            1.96
PRINCIPAL WINDOW   Oct31 - Apr36   Aug09 - Jul14   Sep09 - Sep12   May09 - Apr10   Jun08 - Nov08

B-1
PRICE 100.00000%
DISCOUNT MARGIN         110             110             110             110             110
WAL                    28.53            5.34            4.38            3.14            2.10
MOD DURN               12.89            4.38            3.73            2.80            1.94
PRINCIPAL WINDOW   Oct31 - Apr36   Jul09 - Jul14   Sep09 - Sep12   Apr09 - Apr10   May08 - Nov08

B-2
PRICE 100.00000%
DISCOUNT MARGIN         120             120             120             120             120
WAL                    28.53            5.34            4.36            3.08            2.06
MOD DURN               12.75            4.36            3.70            2.75            1.90
PRINCIPAL WINDOW   Oct31 - Apr36   Jul09 - Jul14   Aug09 - Sep12   Mar09 - Apr10   May08 - Nov08

B-3
PRICE 100.00000%
DISCOUNT MARGIN         210             210             210             210             210
WAL                    28.53            5.34            4.35            3.04            2.06
MOD DURN               11.61            4.24            3.61            2.66            1.87
PRINCIPAL WINDOW   Oct31 - Apr36   Jul09 - Jul14   Aug09 - Sep12   Feb09 - Apr10   May08 - Nov08

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                       DISCOUNT MARGIN TABLE (TO MATURITY)

                         0%             80%             100%            150%            200%
                   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                   -------------   -------------   -------------   -------------   -------------
A-1
PRICE 100.00000%
DISCOUNT MARGIN          4               4               4               4               4
WAL                    15.63            1.17            1.00           0.74             0.61
MOD DURN               10.12            1.11            0.96           0.72             0.59
PRINCIPAL WINDOW   Jul06 - May29   Jul06 - Jun08   Jul06 - Mar08   Jul06 - Sep07   Jul06 - Jun07

A-2
PRICE 100.00000%
DISCOUNT MARGIN          10              10              10             10               10
WAL                    24.72            2.41            2.00           1.51             1.15
MOD DURN               13.49            2.24            1.88           1.43             1.10
PRINCIPAL WINDOW   May29 - Mar33   Jun08 - May09   Mar08 - Oct08   Sep07 - Mar08   Jun07 - Oct07

A-3
PRICE 100.00000%
DISCOUNT MARGIN          15              15              15             15               15
WAL                    28.72            4.93            3.46           1.93             1.58
MOD DURN               14.35            4.25            3.09           1.81             1.50
PRINCIPAL WINDOW   Mar33 - Apr36   May09 - Mar14   Oct08 - Jun12   Mar08 - Aug08   Oct07 - Mar08

A4
PRICE 100.00000%
DISCOUNT MARGIN          25              30              31             25               25
WAL                    29.84           10.97            8.73           2.33             1.82
MOD DURN               14.41            8.02            6.75           2.17             1.71
PRINCIPAL WINDOW   Apr36 - Apr36   Mar14 - May24   Jun12 - Mar21   Aug08 - Dec08   Mar08 - Apr08

M-1
PRICE 100.00000%
DISCOUNT MARGIN          30              31              31             35               36
WAL                    28.53            5.99            5.28           6.35             4.23
MOD DURN               14.06            4.87            4.44           5.25             3.70
PRINCIPAL WINDOW   Oct31 - Apr36   Oct09 - Jul21   May10 - Mar19   Feb11 - Mar16   Jun09 - Apr13

M-2
PRICE 100.00000%
DISCOUNT MARGIN          32              33              33             34               34
WAL                    28.53            5.97            5.09           4.41             2.82
MOD DURN               14.03            4.85            4.30           3.85             2.58
PRINCIPAL WINDOW   Oct31 - Apr36   Sep09 - Apr21   Feb10 - Aug18   Mar10 - Jan14   Oct08 - Aug11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                  DISCOUNT MARGIN TABLE (TO MATURITY) (CONT'D)

                         0%             80%             100%            150%            200%
                   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                   -------------   -------------   -------------   -------------   -------------
M-3
PRICE 100.00000%
DISCOUNT MARGIN          35              36              36               36              36
WAL                    28.53            5.95           4.99             3.94            2.50
MOD DURN               13.98            4.83           4.21             3.48            2.30
PRINCIPAL WINDOW   Oct31 - Apr36   Sep09 - Feb21   Dec09 - Jan18   Nov09 - Aug13   Aug08 - Apr11

M-4
PRICE 100.00000%
DISCOUNT MARGIN          40              41              41               41              41
WAL                    28.53            5.92           4.93             3.73            2.38
MOD DURN               13.91            4.81           4.16             3.31            2.19
PRINCIPAL WINDOW   Oct31 - Apr36   Aug09 - Jul20   Nov09 - Jul17   Sep09 - May13   Jul08 - Jan11

M-5
PRICE 100.00000%
DISCOUNT MARGIN          45              46              47               46              47
WAL                    28.53            5.89           4.87             3.58            2.33
MOD DURN               13.83            4.78           4.12             3.18            2.15
PRINCIPAL WINDOW   Oct31 - Apr36   Aug09 - Dec19   Oct09 - Feb17   Jul09 - Jan13   Jun08 - Oct10

M-6
PRICE 100.00000%
DISCOUNT MARGIN          52              54              54               54              54
WAL                    28.53            5.85           4.82             3.47            2.29
MOD DURN               13.72            4.75           4.07             3.08            2.11
PRINCIPAL WINDOW   Oct31 - Apr36   Aug09 - May19   Sep09 - Aug16   May09 - Sep12   Jun08 - Aug10

B-1
PRICE 100.00000%
DISCOUNT MARGIN         110             113             113             113             113
WAL                    28.53            5.80           4.76             3.37            2.26
MOD DURN               12.89            4.63           3.96             2.97            2.06
PRINCIPAL WINDOW   Oct31 - Apr36   Jul09 - Aug18   Sep09 - Jan16   Apr09 - May12   May08 - Apr10

B-2
PRICE 100.00000%
DISCOUNT MARGIN         120             123             123             123             123
WAL                    28.53            5.72           4.68             3.27            2.19
MOD DURN               12.75            4.57           3.90             2.89            2.00
PRINCIPAL WINDOW   Oct31 - Apr36   Jul09 - Oct17   Aug09 - May15   Mar09 - Nov11   May08 - Jan10

B-3
PRICE 100.00000%
DISCOUNT MARGIN         210             213             214             214             214
WAL                    28.53            5.62           4.59             3.18            2.15
MOD DURN               11.61            4.39           3.75             2.76            1.95
PRINCIPAL WINDOW   Oct31 - Apr36   Jul09 - Nov16   Aug09 - Aug14   Feb09 - Jun11   May08 - Sep09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                               BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                              FORWARD LIBOR
                      -----------------------------
                      35% LOSS  45% LOSS   55% LOSS
                      SEVERITY  SEVERITY   SEVERITY
                      --------  --------   --------
CLASS M-1 CDR Break    40.03%    28.48%     22.13%
          Cum Loss     22.23%    23.42%     24.28%

CLASS M-2 CDR Break    31.87%    23.33%     18.41%
          Cum Loss     19.51%    20.58%     21.35%

CLASS M-3 CDR Break    27.86%    20.68%     16.45%
          Cum Loss     17.97%    18.96%     19.67%

CLASS M-4 CDR Break    24.41%    18.34%     14.69%
          Cum Loss     16.50%    17.42%     18.07%

CLASS M-5 CDR Break    21.49%    16.32%     13.15%
          Cum Loss     15.14%    16.00%     16.60%

CLASS M-6 CDR Break    18.93%    14.50%     11.75%
          Cum Loss     13.86%    14.64%     15.19%

CLASS B-1 CDR Break    16.47%    12.72%     10.36%
          Cum Loss     12.53%    13.23%     13.72%

CLASS B-2 CDR Break    14.53%    11.29%      9.23%
          Cum Loss     11.41%    12.04%     12.48%

CLASS B-3 CDR Break    12.97%    10.14%      8.33%
          Cum Loss     10.45%    11.03%     11.45%

                                 FORWARD CURVES

                               (PERFORMANCE GRAPH)

                              (PLOT POINTS TO COME)

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-HE3

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 5.2431%, 6ML = 5.4139%) and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the Offered Certificates and any Net Swap Payments, divided by (y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate collateral and 100% PPC for the adjustable rate collateral, (2) no defaults and no losses:

           EXCESS SPREAD IN      EXCESS SPREAD IN
PERIOD    BPS (STATIC LIBOR)   BPS (FORWARD LIBOR)
-------   ------------------   -------------------
Avg yr1           276                  270
Avg yr2           317                  322
Avg yr3           547                  542
Avg yr4           604                  595
Avg yr5           602                  590

          EXCESS SPREAD IN       1 MONTH         6 MONTH        EXCESS SPREAD IN
PERIOD   BPS (STATIC LIBOR)   FORWARD LIBOR   FORWARD LIBOR   BPS (FORWARD LIBOR)
------   ------------------   -------------   -------------   -------------------
   1              *              5.2431%         5.4139%               *
   2             272             5.3196%         5.4404%              264
   3             272             5.3611%         5.4547%              260
   4             291             5.3946%         5.4587%              275
   5             273             5.4126%         5.4539%              255
   6             291             5.3870%         5.4414%              277
   7             270             5.3934%         5.4164%              270
   8             271             5.4058%         5.3767%              270
   9             277             5.3908%         5.3364%              276
  10             272             5.3649%         5.2951%              271
  11             276             5.3405%         5.2515%              274
  12             273             5.2337%         5.2072%              274
  13             278             5.1796%         5.1801%              279
  14             275             5.1575%         5.1580%              277
  15             276             5.1349%         5.1354%              278
  16             282             5.1125%         5.1130%              285
  17             278             5.0896%         5.0901%              282
  18             285             5.0690%         5.0695%              290
  19             280             5.0479%         5.0826%              286
  20             280             5.0255%         5.1143%              288
  21             296             5.0047%         5.1493%              304
  22             290             4.9848%         5.1902%              300
  23             492             4.9630%         5.2320%              503
  24             486             5.1413%         5.2768%              490
  25             498             5.2328%         5.2928%              498
  26             491             5.2334%         5.2927%              491
  27             493             5.2346%         5.2929%              492
  28             507             5.2348%         5.2923%              506
  29             542             5.2346%         5.2923%              534
  30             554             5.2346%         5.2918%              547
  31             546             5.2346%         5.3013%              538
  32             548             5.2333%         5.3136%              541
  33             585             5.2342%         5.3281%              578
  34             557             5.2335%         5.3441%              550
  35             626             5.2844%         5.3582%              620
  36             620             5.3144%         5.3740%              611
  37             635             5.3175%         5.3817%              627
  38             583             5.3207%         5.3845%              574
  39             580             5.3226%         5.3866%              571
  40             597             5.3254%         5.3886%              588
  41             598             5.3277%         5.3906%              590
  42             612             5.3300%         5.3923%              604
  43             598             5.3316%         5.4008%              589
  44             597             5.3326%         5.4109%              589
  45             639             5.3357%         5.4218%              631
  46             596             5.3368%         5.4350%              587
  47             611             5.3734%         5.4452%              603
  48             596             5.3933%         5.4578%              587
  49             610             5.3965%         5.4624%              600
  50             595             5.3993%         5.4654%              582
  51             595             5.4015%         5.4683%              581
  52             613             5.4053%         5.4693%              599
  53             593             5.4065%         5.4714%              581
  54             611             5.4089%         5.4740%              599
  55             591             5.4114%         5.4842%              578
  56             590             5.4116%         5.4986%              577
  57             646             5.4145%         5.5153%              635
  58             589             5.4157%         5.5306%              576
  59             609             5.4688%         5.5450%              596
  60             589             5.4956%         5.5613%              573
  61             607             5.5000%         5.5673%              591
  62             587             5.5021%         5.5704%              570
  63             586             5.5042%         5.5731%              569
  64             604             5.5076%         5.5744%              587
  65             584             5.5091%         5.5770%              569
  66             602             5.5116%         5.5791%              587
  67             582             5.5137%         5.5795%              566
  68             581             5.5148%         5.5788%              565
  69             617             5.5173%         5.5782%              603
  70             579             5.5194%         5.5784%              562
  71             597             5.5117%         5.5779%              582
  72             577             5.5092%         5.5764%              561
  73             594             5.5106%         5.5762%              579
  74             575             5.5115%         5.5777%              559
  75             574             5.5126%         5.5778%              557

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.